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                                DISTRIBUTION AND
                           CROSS PROMOTION AGREEMENT

         This DISTRIBUTION AND CROSS PROMOTION AGREEMENT ("Agreement"), by and between MICROSOFT CORPORATION ("Microsoft"), a Washington corporation with its principal offices at One Microsoft Way, Redmond, WA 98052, WEBTV NETWORKS, INC. ("WebTV"), a California corporation and a wholly-owned subsidiary of the Microsoft Corporation, 1250 Charleston Avenue, Mt. View, CA 94043, MSNBC INTERACTIVE NEWS, L.L.C. ("MSNBC"), a Delaware limited liability company, with its principal office at One Microsoft Way, Redmond, WA 98052-6399; and WEBMD, INC. ("WebMD"), a Georgia corporation with its principal offices at 400 The Lenox Building, 3399 Peachtree Road NE Atlanta, Georgia 30326 is made and entered into as of the later of the two signature dates ("Execution Date") below and shall be effective as of May 6, 1999 (the "Effective Date").

                                    RECITALS

         WHEREAS, WebMD owns and operates a network of sites on the World Wide Web currently titled "WebMD," with a home page currently located at http://www.webmd.com, which site is devoted to providing individuals, healthcare providers, and others with a comprehensive range of healthcare-related information and services;

         WHEREAS, the WebMD Site is currently divided into a freely accessible section aimed at individuals seeking healthcare information for themselves and family members, and a subscription-based section containing healthcare information and services targeted at physicians;

         WHEREAS, Microsoft owns and operates a network of Web sites currently titled "MSN," with a home page currently located at http://www.msn.com, which network includes a variety of topic-specific offerings;

         WHEREAS, the parties desire to develop a new topic-specific offering for MSN, WebTV and MSNBC on health-related issues incorporating content from the WebMD Consumer Site (as defined below);

         WHEREAS, the parties further desire to provide various links between pages located on the MSN, WebTV, and MSNBC health channels and other MSN, WebTV, and MSNBC sites and pages, to pages located on the WebMD Site (including without limitation the Medical Professionals Section (as defined below)), and vice versa;

         WHEREAS, the parties further desire to set forth the terms under which Microsoft will sponsor a fixed number of membership subscriptions to the Medical Professionals Section of the WebMD Site, and WebMD will share certain revenues generated by the Medical Professionals Section of the WebMD Site; and

         WHEREAS, the parties also desire to promote certain of each other's products and services and a broad technology platform for providing healthcare related information and services.


         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereby agree as follows:

1.       DEFINITIONS

         1.1 "MSN HEALTH SECTION" shall mean internet web pages containing health-related information and services for consumers which is to be located at http://www.health.msn.com or such other similar or replacement universal resource locator ("URL") which Microsoft may determine from time to time in its sole discretion. The MSN Health Section may be titled the "MSN Health Channel" or such other name as Microsoft may in its sole discretion determine.


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         1.2      "SPECIFICATIONS" shall mean the content specifications
("Content Specifications") and the technical specifications ("Technical Specifications") for the Health Channel attached hereto as Exhibits A-1 and A-2, respectively, and any modifications thereto that are made in accordance with Section 2.1 below. With respect to the WebTV Health Channel and the MSNBC Health Section, as discussed in Section 3.1 below, the Specifications shall mean the relevant provisions of Exhibits A-1 and A-2 (as identified in Section 3.1), together with any other Specifications provided by WebTV and MSNBC, respectively.

         1.3 "NETWORK FRAMEWORK" shall mean the page formatting requirements provided in the SDK, and the In Service Promotion Box, whether or not included in such SDK. The Network Framework shall also include all necessary coding for ad-serving, whether or not included in the SDK.

         1.4 "MSN.COM SOFTWARE DEVELOPMENT KIT" OR "SDK" shall mean the software development kit provided by Microsoft to WebMD and other licensed MSN web site developers containing the Network Framework and other information and materials necessary for WebMD and such other developers to distribute their content within MSN, including all revisions, upgrades, updates, and new versions of such SDK. This definition shall include similar SDKs provided by WebTV and/or MSNBC for the WebTV Health Channel and MSNBC Health Section, respectively, as discussed in Section 3.1 below.

         1.5 "IN SERVICE PROMOTION BOX" shall mean the promotional box featured on each page within MSN that contains a rotating promotional link to other content within MSN. An example of the current In Service Promotion Box is attached hereto as Exhibit B.

         1.6 "USER INFORMATION" shall mean both Aggregate Information and Personal Information pertaining to an end user ("User").

         1.7 "AGGREGATE INFORMATION" shall mean information that describes the habits, usage patterns and/or demographics of Users as a group but does not indicate the identity of any particular User, and information about an individual User presented in a form distinguishable from information relating to other Users but not in a form that enables the recipient to personally identify any User.

         1.8 "PERSONAL INFORMATION" shall mean information about a User permitting such User to be specifically identified and may include, but not be limited to (i) User name, (ii) User email or postal address, and the (iii) User's personally identifying transaction data. In no event, however, shall Personal information include confidential health care information regulated by federal or state law.

         1.9 "MSN YELLOW PAGES" shall mean that section of the MSN Site (currently contained within and served by MSN Sidewalk) that provides end users with a directory listing of certain contact and business information (e.g., addresses, phone numbers) for certain companies, and professionals, including without limitation physicians, pharmacies, nutrition centers, other healthcare related businesses, etc.

         1.10 "ADVERTISING" shall mean advertising, promotions, sponsorships, ecommerce distribution opportunities and all other revenue generating placements and services ("Advertising").

         1.11 "MICROSOFT TECHNOLOGY PLATFORM" shall mean those Microsoft technologies that are recommended pursuant to the MCS Agreement (as defined in Section 4 below), which may include one or more of the following technologies:
Microsoft BackOffice and any of its components, Windows NT Server, SQL Server, Commerce Server, Site Server, Microsoft Windows Media Player, Microsoft Internet Explorer, MSN Messenger Service, Microsoft Outlook and Outlook Express for an email client or other such appropriate Microsoft email technology (except as prevented by existing contracts as of the Execution Date), including any updates and upgrades thereto released during the term.

         1.12 "MICROSOFT REVENUE" shall mean all recognized net revenue (i.e., gross revenue less any direct product costs, as applicable) earned and billed during the Term of this Agreement, (i) that is received by Microsoft from (a) Advertising on the MSN Health Section including any and all localized versions of the MSN Health


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Section for which WebMD is providing a Localized Health Channel pursuant to
Section 2.3 below, (b) transactions or placements in the health shopping area of MSN Shopping (based on the proportion of traffic coming from the MSN Health Section) and (c) Advertising placed/sold by Microsoft on the WebMD Site as provided in this Agreement; (ii) that is received by MSNBC from Advertising on the MSNBC Health Section including any and all localized versions of the MSNBC for which WebMD is providing localized healthcare related information for consumers pursuant to Section 2.3 below; and (iii) that is received by WebTV from Advertising on a WebTV Health Channel. In the case of contracts that include elements outside the MSN Health Section, MSNBC Health Section, and/or WebTV Health Channel, Microsoft Revenue shall include the share of revenue received by Microsoft that is attributable to the relevant MSN Health Section, MSNBC Health Section, and/or WebTV Health Channel.

         1.13 "WEBMD CONSUMER SITE" shall mean that part of the WebMD Web site currently located at the URL http://www.webmd.com or any successor site(s) thereof which is directed at a consumer market.

         1.14 "WEBMD SITE" shall mean the WebMD Web site currently located at the URL http://www.webmd.com or any successor site(s) thereof, including but not limited to the WebMD Consumer Site, the Medical Professionals Section, any and all Localized WebMD Sites (as defined in Section 2.3(c)(ii) below).

         1.15 "MEDICAL PROFESSIONALS SECTION" shall mean that part of the WebMD Site currently located at the URL http://www.webmd.com or any successor site(s) thereof that targets medical professionals, including without limitation the Non-Health Related Section and the Health Related Section. As of the Effective Date, the Medical Professionals Section targets medical physicians, but the Medical Professionals Section shall also include comparable WebMD Site pages targeted at other specific sectors of the professional medical community (e.g., nurses, dentists).

         1.16     "MSN SITE" shall mean all web sites in the msn.com domain.

         1.17 "HOUSE ADVERTISING INVENTORY" shall mean the specific amount of regular advertising inventory on the MSN Site, or on the Link Exchange network of sites, for which Microsoft owns or controls the advertising inventory, that is specifically set aside by Microsoft to promote topic-specific areas and other features of the MSN Site, and all inventory specially created for this purpose. For example, as of the Effective Date, House Advertising Inventory includes the In Service Promotion Box, blue banner at the top of the MSN Site home page, and the "Today on MSN" module. As of the Effective Date, Microsoft estimates that House Advertising Inventory comprises approximately 10% of the total advertising inventory on the MSN Site and on the Link Exchange network of sites, for which Microsoft owns or controls the advertising inventory. The parties acknowledge and agree, however, that such percentage may increase or decrease during the Term of this Agreement, and that Microsoft is not bound to maintain the House Advertising Inventory at any particular percentage of the total advertising inventory.

         1.18 "NON-HEALTH RELATED SECTION" shall mean that part(s) of the Medical Professionals Section designed to present to End User Members offers, services and information, currently of a non-health-related type, which part
(a) is currently called "My Desk" and previously was called "the Lounge," but may be called by other names during the course of this Agreement, and (b) may include multiple parts of the Medical Professionals Section without limitation.

         1.19 "HEALTH RELATED SECTION" shall mean that part(s) of the Medical Professionals Section designed to present to End User Members health-related resource and reference materials, offers, services and information, which part (a) is currently called the "Health Related Section," but may be called by other names during the course of this Agreement, and (b) may include multiple parts of the Medical Professionals Section without limitation.

         1.20 "HEALTH CHANNEL" shall mean internet web pages containing health-related information and services for consumers, which Health Channel is to be developed and managed between the parties pursuant to the terms of this Agreement, and shall at all times during the Term provide the content for approximately eighty percent (80%) of the sections on the MSN Health Section, subject to the following: such percentage may be increased at any time by Microsoft in its sole discretion but may only be decreased by mutual agreement of the parties. International versions of the Health Channel that are authorized under Section 2.3 of this Agreement may appear


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within different URLs and names than those contained in the definition of the
MSN Health Section, as determined by Microsoft in its sole discretion.

         1.21 "YEAR" shall mean a twelve month period. For purposes of this Agreement, Year 1 shall mean the twelve month period commencing on the Effective Date, Year 2 shall mean the twelve month period commencing on the first year anniversary of the Effective Date, Year 3 shall mean the twelve month period commencing on the second anniversary of the Effective Date, and so on.

         1.22 "WEBMD BASIC MEMBERSHIPS" means any subscription entered into by a registered End User Member to access the Medical Professionals Section. The term "WebMD Basic Memberships" does not include any subscription offerings that do not include access to the Medical Professionals Section.

         1.23 "WEBMD MEMBERSHIP MONTH" means one month of a WebMD Basic Membership entered into by an End User Member.

         1.24 "MICROSOFT-SPONSORED WEBMD MEMBERSHIPS" means each WebMD Membership Month that Microsoft sponsors pursuant to the terms of this Agreement. Microsoft-sponsored WebMD Memberships shall not include any WebMD Membership Months under a WebMD Membership that has been cancelled, terminated, or remained inactive during any four months period of the membership.

         1.25 "BASE MEMBERSHIP FEE" shall mean the lesser of (i) $29.95 per month or (ii) the lowest rate that WebMD offers WebMD Memberships to any other third party (including without limitation to other third party sponsors) during the Term of this Agreement.

         1.26 "END USER MEMBERS" means end users who access the Medical Professionals Section of the WebMD Site.

         1.27 "WEBMD ADVERTISING/SPONSORSHIP REVENUES" means all recognized revenue earned and billed during the Term of this Agreement that is received by WebMD from advertising, promotions, sponsorships and any other revenue-generating placements or services, excluding Upsell Revenues and excluding E-Commerce Revenues, on the Medical Professionals Section of the WebMD Site and on any third party branded and/or co-branded versions of the Medical Professionals Section or any successor site(s).

         1.28 "WEBMD UPSELL REVENUES" means all recognized net revenue (i.e., gross revenue less any direct product costs other than costs of distribution) earned and billed during the Term of this Agreement, excluding E-Commerce Revenue, (a) that is received by WebMD from the sale of WebMD Basic Memberships for the Medical Professionals Section of the WebMD Site and for any third party branded and/or co-branded versions of the Medical Professionals Section or any successor site(s), excluding the Base Membership Fee, and (b) that is received by WebMD from the sale of WebMD offerings or WebMD services that are not provided as part of the WebMD Basic Membership such as for example, WebMD OnCall, Virtual Receptionist Minutes, Transcription Services, and any other value-added services excluded from the WebMD Basic Membership for the Medical Professionals Section of the WebMD Site and for any third party branded and/or co-branded versions of the Medical Professionals Section or any successor site(s).

         1.29 "WEBMD E-COMMERCE REVENUES" means all recognized net revenue (i.e., gross revenue less any direct product costs other than costs of distribution) earned and billed during the Term of this Agreement that is received by WebMD from electronic commerce distribution opportunities and electronic commerce service offerings on the Medical Professionals Section of the WebMD Site and on any third party branded and/or co-branded versions of the Medical Professionals Section or any successor site(s). WebMD E-Commerce Revenues include, without limitation, revenues generated from EDI transactions, communication of lab results, medical records, and clinical reports, as well as sales of medical supplies, pharmaceuticals and nutraceuticals.


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2.       HEALTH CHANNEL REQUIREMENTS AND RELATIONSHIP WITH MSN HEALTH SECTION


         2.1 DEVELOPMENT AND MAINTENANCE. WebMD shall develop, maintain, and host the Health Channel and the home page of the MSN Health Section in accordance with this Section 2 and the Specifications. Further, WebMD's development, maintenance, hosting, servicing, support and all other activities with respect to the Health Channel (including without limitation those versions of the Health Channel provided to WebTV and MSNBC) and the home page of the MSN Health Section, and the content, materials, features, technology or services included therein or associated therewith, shall at all times be equal or superior to that (a) of the WebMD Site, (b) to that received from WebMD by other WebMD co-branded channels, and (c) to that received by any third party to whom WebMD provides similar content, materials, features, technology or services.


                  (A) LAUNCH. The parties agree to cooperate in good faith to create a "transition page" that will be available within forty-eight (48) hours following the Effective Date so that users may access the WebMD Site from the MSN Site. WebMD agrees to launch (i.e. make available to the public) the Health Channel no later than the earlier of July 1, 1999 or the launch of any other health-related content, features or services on behalf of any third party (except content provided to Lycos pursuant to a contract in effect as of the Execution Date), and that upon such launch each page in the first two levels of the Health Channel shall incorporate the Network Frameworks in accordance with the Technical Specifications. WebMD further agrees that within seventy five (75) days following the Effective Date and thereafter during the Term of this Agreement, all pages on all levels within the Health Channel shall incorporate the Network Frameworks in accordance with the Technical Specifications and shall otherwise comply with the Specifications.

                  (B) MODIFYING THE SPECIFICATIONS. The Content Specifications may be modified by mutual agreement of the parties, which agreement shall not be unreasonably withheld by any party. WebMD shall implement any such modifications pursuant to a schedule agreed upon by the parties. The parties agree to review the Content Specifications at least quarterly to assess the quality and competitiveness of and overall strategy for the Health Channel. The first such review shall occur within thirty (30) days following the Effective Date. The Technical Specifications may be modified pursuant to Exhibit A-2 and otherwise by mutual agreement of the parties, which agreement shall not be unreasonably withheld by any party.

                  (C)    MICROSOFT OVERSIGHT AND CONTENT.

                         (I)    Microsoft has the right, in its sole
                  discretion, to require WebMD to remove content from the Health Channel. In the event that Microsoft determines in its sole discretion that the presence of certain content on the Health Channel poses an immediate concern, WebMD shall remove such content within twenty-four hours of Microsoft's written request. Where Microsoft does not consider content to pose an immediate concern, but nonetheless determines, in its sole discretion, that content should be removed, WebMD shall remove such content within such longer period of time as Microsoft reasonably determines is appropriate.

                         (II) Microsoft may request that WebMD cover certain topics, content, features, events or other areas or material on the Health Channel. If Microsoft makes such a request in writing, WebMD shall respond within ten (10) business days whether WebMD desires to provide such content, features, events or other areas or material. If WebMD agrees to provide such topics, content, features, events or other areas or material, WebMD shall incorporate such topics, content, features, events or other areas or material into the Health Channel as soon as commercially reasonable following such agreement but in no event within more than forty-five (45) days from the time it agrees to provide such topics, content, features, events or other areas or material. If WebMD declines to provide the topics, content, features, events or other areas or material or fails to provide it within the requisite amount of time, then Microsoft shall be free to provide the topics, content, features, events or other areas or material (either directly or through a third party), and


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                  WebMD shall cooperate with Microsoft to incorporate such
                  topics, content, features, events or other areas or material into the Health Channel within ten (10) business days of Microsoft's providing the topics, content, features, events or other areas or material to WebMD for incorporation or such other reasonable period of time as the parties mutually agree. In addition to the foregoing, WebMD shall incorporate any legal or other notices onto the Health Channel that Microsoft in its sole discretion considers necessary, within twenty-four (24) hours of Microsoft's written request. The parties shall meet on a regular basis, but in no event less frequently than once each calendar quarter to discuss the Health Channel and the WebMD Site, provided that the first such meeting shall take place no later than twenty (20) business days from the Execution Date, and further provided that in addition to any other obligations it has to Microsoft, WebMD shall use reasonable efforts to incorporate into the Health Channel any topics, content, features, events or other areas or material etc. that Microsoft suggests during such meetings according to the same schedule as is set forth above in this Section.

                         (III) Recognizing the importance of maintaining the strength, market presence, integrity and positive user experience of the Health Channel, WebMD will consult with Microsoft before removing or modifying any material topics, content, features, events or other areas or material on the Health Channel.

                         (IV)   Further, subject to the terms of this
                  Agreement, including but not limited to this Section 2.1 and the Dispute Mechanism set out in Exhibit A-1(2), if WebMD has included a section for a particular topic as part of the Health Channel, then Microsoft shall not include a section covering the same topic in the non-Health Channel portion of the MSN Health Section. In addition, if Microsoft has included a section for a particular topic in the non-Health Channel portion of the MSN Health Section then, subject to any contracts in existence between Microsoft and any third party concerning the provision of such section or any part thereof, in the event that WebMD later proposes providing a section for such topic as part of the Health Channel, Microsoft and WebMD shall use commercially reasonable efforts to combine Microsoft's existing section and WebMD's proposed section so that they are offered as one, or alternatively if mutually agreed between the parties replace Microsoft's section with WebMD's section. Finally, at Microsoft's request and discretion, WebMD may provide content, features, technology, or services, etc. to Microsoft for inclusion in the non-Health Channel Section of the MSN Health Section in a way that distinguishes it from those included in the Health Channel.

                  (D) ADVERTISING/REVENUE GENERATION SPACE. The Health Channel shall include Advertising space as specified in the Specifications and/or Network Frameworks. In addition, WebMD shall accommodate all requests from Microsoft for additional Advertising space on the Health Channel to support the goal of revenue maximization, and shall implement such requests as soon as reasonable.

                  (E) MSNBC CONTENT. WebMD shall include that health news and editorial that is provided to WebMD by MSNBC, on all versions of the Health Channel. Unless otherwise specified by MSNBC and Microsoft, MSNBC shall be the sole provider of health news and editorial that is provided on the Health Channel.

         2.2 BRANDING. The Health Channel shall include a joint credit immediately below the Network Framework header but otherwise at the top of the page, on all Web pages included within the Health Channel, which credit shall read Health Channel "by WebMD" or such other word or words as are mutually approved by the parties, and shall be at least as prominent as the Microsoft branding appearing in the Network Framework header. All use of Microsoft's names, brands (including without limitation MSN) or logo(s) as may be authorized by Microsoft under this Agreement shall be in accordance with the trademark License granted in Section 11 of this Agreement and/or the Logo Guidelines (attached as Exhibit D), as appropriate.



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         2.3      INTERNATIONAL DISTRIBUTION OF THE HEALTH CHANNEL.

                  (A)    NEW MARKETS PROVIDED BY WEBMD.

                         (I) In the event that WebMD seeks to create localized health-related content for consumers, for a topic specific, front page offering on local MSN portals ("Localized Health Channel") in a given market, WebMD shall submit written notice ("New Market Notice") of same to the appropriate Microsoft contact, as designated by Microsoft, which New Market Notice shall include a detailed description of WebMD's plans for such market. The market identified in such WebMD notice shall be deemed a "Targeted Market." Microsoft agrees that, subject to (A) the terms of contracts existing as of the Execution Date, (B) the provisions of this
                  Section 2.3, and/or (C) a determination by Microsoft that the proposal described in the New Market Notice is not commercially reasonable for the given market (but in no event, however, shall Microsoft's determination be based on whether Microsoft could obtain greater consideration from a party other than WebMD for a localized health channel, and further in no event shall Microsoft require WebMD to make any additional payments with regard to providing a Localized Health Channel for such Targeted Market), WebMD will become the provider of a Localized Health Channel on the MSN portal for such Targeted Market. Subject to and not including any content provided under the terms of any contracts existing as of the date of the New Market Notice, the Localized Health Channel shall at all times provide the content for approximately eighty percent (80%) of the sections on any localized MSN Health Section for a Targeted Market provided that such percentage may be increased at any time by Microsoft in its sole discretion but may only be decreased by mutual agreement of the parties. Microsoft shall notify WebMD within ten (10) business days of the New Market Notice if WebMD's proposal is rejected. WebMD shall only submit New Market Notices within sixty (60) days of the Effective Date or during the first week of any calendar quarter during the Term, provided that WebMD may not submit any New Market Notices during the last six months of the Term.

                         (II) Once approved, if WebMD fails to make the localized content for any Targeted Market available for incorporation onto the relevant MSN portal within a reasonable period of time following but in no event more than six months of the New Market Notice (which deadline may be extended by mutual agreement of the parties), such Targeted Market shall be removed from the Targeted Market list, the foregoing restriction in sub-Section 2.3(a)(i) above on Microsoft shall no longer apply and WebMD may not deliver another New Market Notice with respect to such market.

                         (III) For all intents and purposes under this
                  Agreement, any Localized Health Channels provided by WebMD hereunder shall be deemed included in the definition of and considered part of the Health Channel under this Agreement, and the parties rights and obligations with respect to such Localized Health Channels shall be the same as they are with regard to the Health Channel, provided that Sections 3.6, 3.7, and 3.8 of this Agreement shall only apply with regard to Localized Health Channels if and when a localized version of the relevant Microsoft technology or property is available, and if the criteria set forth in the relevant sections are satisfied.

                  (B) RIGHT OF FIRST REFUSAL. Subject to the terms of contracts existing as of the Execution Date, in the event that (i) Microsoft desires to create a Localized Health Channel as part of a localized MSN Health Section for a particular market, other than a current Targeted Market; or (ii) a third party offers Microsoft the opportunity to obtain a Localized Health Channel in a market other than a current Targeted Market; then Microsoft will so notify WebMD in writing ("MS Market Notice") and provide WebMD with the opportunity to provide such Localized Health Channel (on at least the same terms and conditions as offered by the third party for category (ii)). WebMD will respond affirmatively or negatively to such MS Market Notice within ten (10) business days of receipt thereof. If WebMD agrees to provide such content, then (x) WebMD shall make such localized content available for incorporation as a Localized Health Channel onto the relevant MSN portal within the time frame set forth in the MS Market Notice, but not less than forty-five (45) days from the date of the MS Market Notice and (y) subject to contracts


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         existing as of the Effective Date, the Localized Health Channel shall at all times provide the content for approximately eighty percent (80%) of the sections on any localized MSN Health Section, provided that such percentage may be increased at any time by Microsoft in its sole discretion but may only be decreased by mutual agreement of the parties. If WebMD declines an opportunity to provide localized content under this Section 2.3(b) or fails to provide it within the time frame set forth in the MS Market Notice, then Microsoft may itself or through third parties develop such a Localized Health Channel for the MSN portal in the relevant market ("MS Market"), in which case WebMD may not deliver a New Market Notice with respect to such market and Microsoft is not required to provide any further MS Market Notice with respect to such Market. Notwithstanding the foregoing, the definition of "Microsoft Revenues" shall be extended to include corresponding revenues derived from such Localized Health Channel.

                  (C)    INTERNATIONAL BUSINESS DEVELOPMENT AND LOCALIZATION
         SUPPORT.

                         (I) Microsoft agrees to use reasonable efforts to support WebMD's expansion of its online services into international markets by providing consultation within the market and making introductions within the market to local contacts where relevant. Further, Microsoft will assign a business development manager located in mutually agreed upon markets to have, at a minimum, quarterly meetings in the market with WebMD personnel, to provide to WebMD certain standard reports developed by Microsoft regarding the market and the local MSN portal (which reports shall be treated as Microsoft or WebMD Confidential Information, as appropriate, in accordance with Section 10 below), and to make introductions to local contacts in particular markets where Microsoft has such contacts.

                         (II) Microsoft agrees to use reasonable efforts to support WebMD's expansion of its online services into international markets ("Localized WebMD Sites") by providing reasonable consultation on localization strategy and techniques to the level that Microsoft reasonably believes is reasonably necessary for WebMD to reasonably make available to end users localized language sites in Germany, France, the United Kingdom and Switzerland by the one (1) year anniversary of the Effective Date; provided that Microsoft shall in no way be responsible for WebMD's failure to make such sites available within the specified time.

                  (D) NON-LOCALIZED INTERNATIONAL CONTENT. Microsoft will work with WebMD during the first 30 days following the Effective Date to discuss opportunities for offering worldwide non-localized Health Channel content as part of a potential international front page offering on the topic of health on existing international MSN portals ("Worldwide Non-Local Offering"), as relevant and appropriate, and subject to the approval of the local portal programming managers which such approval shall not be unreasonably withheld. Any such international health topic area shall be non-exclusive and shall not be considered part of the Health Channel for the purposes of this Agreement, nor will the markets in which it may be offered be deemed a Targeted Market. The definition of "Microsoft Revenue" shall be extended to include corresponding revenues derived from such Worldwide Non-Local Offering. Without limiting the non-exclusivity with respect to any specific market described above, provided that the parties are offering a Worldwide Non-Local Offering under this Section within one hundred eighty (180) days of the Execution Date, then, subject to any agreements in effect as of the Execution Date, Microsoft shall not enter into any other agreements with third parties for a Worldwide Non-Local Offering.

                  (E) INTEGRATION. WebMD acknowledges that the international MSN Web Sites are run on different platforms and with different tools than the United States version. When WebMD does create a Localized Health Channel and/or Worldwide Non-local Offering for a given market in accordance with this Section 2.3, such content shall be integrated into the local MSN portal in accordance with the requirements for the local MSN portal.

                  (F) CHANNEL PROMOTION. In the event that WebMD creates Localized Health Channels pursuant to this Section 2.3, Microsoft agrees to promote such Channels in the same manner as it promotes other front page links on the relevant local MSN portal, and WebMD agrees to promote the Localized Health Channel on its localized WebMD Consumer Site in the relevant market in the same fashion as it promotes the Health Channel on the WebMD Consumer Site in the United States. In addition, Microsoft


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         shall promote health-related Web events in each Localized Health
         Channel to the extent and a number of times, if at all, that Microsoft reasonably determines are appropriate for each market. The content of such health-related Web events shall be provided by WebMD and subject to Microsoft's approval, in its sole discretion.

                  (G) EXPRESSLY EXCLUDED MARKETS. Notwithstanding any other provision in this Agreement, in no event shall any rights or obligations under this Agreement apply to Australia, New Zealand, or Papua New Guinea.

         2.4      INTEGRATION/CROSS PROMOTION/ADVERTISING REQUIREMENTS.

                  (A) STANDARD INTEGRATION INTO MSN AND BASIC PROMOTION. Microsoft shall offer the MSN Health Section as a front page link on the MSN.com home page. As a front page link, the MSN Health Section will be promoted on the MSN Site in a manner equivalent to all other major topic specific offerings. This promotion may include without limitation, for as long as any front page link receives such promotion:

                         (I) providing a front page link to the MSN Health Section on the MSN.com home page.

                         (II) displaying the MSN Health Section at the bottom of Network Framework as one of the MSN services, for as long as such listings include all front page links in the Network Framework.

                         (III) receiving general cross-linking across the MSN Health Section (including the Health Channel pages on a pro-rata basis with all other pages in the MSN Health Section) and other MSN front page links.

                         (IV) the Health Channel receiving an average of 2% of the House Advertising Inventory in (with the specific type of inventory to be in Microsoft's discretion), which shall in all cases include no less than 125,000,000 impressions per year, together with equal opportunity for the Health Channel to participate in other advertising elements in the House Advertising Inventory that are provided to all other front page links, subject to Microsoft's standard selection processes. WebMD will present to Microsoft (a) WebMD's proposed advertisements to be placed in the Health Channel's portion of the House Advertising Inventory specified herein, and (b) WebMD's proposed promotional priorities for the Health Channel and WebMD's proposed specific wording for such promotions. Notwithstanding the foregoing, Microsoft reserves final editorial discretion and approval over the advertisements and promotions for the Health Channel including those placed under this sub-Section (iv).

                         (V) equal opportunity for the MSN Health Section to participate in all limited-time editorial packages on the MSN Site offered to other front page links. From time to time, Microsoft shall develop a certain topical theme ("Editorial Package") such as, by way of an example, "Technology," "Holiday," "Resolutions 99," and "Love Month," during which time WebMD shall be given the opportunity to submit Health Channel content relevant to the Editorial Package. Should Microsoft, at its discretion, decide to accept the submitted Health Channel content with the Editorial Package, it will promote the Health Channel's content associated with the Editorial Package.

                         (VI) inclusion of a MSN Health Section content module as a personalization option on the "personalize page" in the current version of MSN, for so long as such feature exists and beginning when Microsoft next has a reasonable opportunity to modify the personalization platform in such fashion in its sole discretion.


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                         (VII)  in the next version of MSN Search, prioritized
                  inclusion of promotion and links to the MSN Health Section in health-related searches, to the extent other front page links are offered such prioritization.

                  (B) ADDITIONAL PROMOTIONAL PROGRAMS. In addition to the basic promotion described above, Microsoft shall provide the Health Channel with the following additional promotional opportunities:

                         (I) ADDITIONAL ADVERTISING INVENTORY. Microsoft agrees to provide the Health Channel with an additional average of 2% of the House Advertising Inventory (for a total of at least an average of 4%) (with the specific type of inventory to be in Microsoft's discretion), which shall in all cases include no less than 125,000,000 impressions per year. WebMD will present to Microsoft WebMD's proposed advertisements to be placed in the Health Channel's portion of the House Advertising Inventory specified herein. Notwithstanding the foregoing, Microsoft reserves final editorial discretion and approval over the advertisements for the Health Channel including those placed under this sub-Section (i).

                         (II) PROMOTION OF HEALTH RELATED WEB EVENTS. Microsoft agrees to promote to users of Windows Media Player at least one Health Channel-related Web event per month during the Term of this Agreement through the MSN Web Events front page link and across other MSN front page links, for as long as a MSN Web Events front page link exists. The amount and nature of such promotion shall be at Microsoft's discretion.

                         (III)  ADDITIONAL INTEGRATION WITH OTHER MSN
                  CHANNELS. Microsoft will endeavor to provide the Health Channel with specific distribution opportunities with certain MSN channels such as, by way of example, "Women Central," "Travel," and "Sports." The final nature of such distribution opportunities for the Health Channel, if at all, will be subject to discussion and final approval of Microsoft.

                         (IV) SHOPPING AREA FOR HEALTH CHANNEL. Microsoft agrees to provide a link from the health shopping area of the MSN Shopping area to the MSN Health Section.

                  (C) RELATIONSHIP OF HEALTH CHANNEL TO OTHER PARTS OF THE MSN HEALTH SECTION. For purposes of this Section 2.4, the Health Channel shall be treated equal to or better than any other third party, non-Microsoft affiliate, provider of content for the MSN Health Section.

                  (D) MICROSOFT'S ADVERTISING ON THE WEBMD SITE. WebMD shall provide Microsoft with access to sufficient Advertising space on the WebMD Site as is commercially reasonably necessary to permit Microsoft to meet each of its Guarantees (e.g., First Year Guarantee, Section Year Guarantee, Third Year Guarantee, etc.) as set forth in Section
         12.2 below and the unlimited right to place Advertising in such Advertising space on the WebMD Site. During the thirty (30) days following the Execution Date the parties shall mutually agree on how to manage the available Advertising inventory on the WebMD Site and on the rates for such space, which rates shall be commercially reasonable. Microsoft will not be permitted to make placements of health care related Advertising on the WebMD Site without WebMD's express approval. All revenue generated from such placements shall be considered Microsoft Revenue. WebMD shall at a minimum include an amount of Advertising space on the WebMD Site that is equal to or greater than that provided on the Health Channel and shall accommodate all requests from Microsoft for additional Advertising space on the WebMD Site. Notwithstanding the foregoing, in no event shall WebMD be required to create new categories of Advertising space under this Section.


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         2.5      RESTRICTIONS.


                  (A) ON WEBMD. WebMD agrees not to provide any health-related content, features, services, technology, etc. to * or any * affiliated companies, including without limitation * or *, for distribution on the Internet, without Microsoft's prior written consent, except that WebMD may, pursuant to an agreement in effect between WebMD and * as of the Execution Date, provide up to three page levels of co-branded, health-related content to * for distribution on the Internet. Further, in the event that WebMD enters into an agreement with any other third party to provide health-related content for distribution on the Internet, WebMD agrees to provide Microsoft with thirty (30) days prior written notice before the launch of such health-related content on the Internet, and WebMD shall not offer such third parties health-related content that has not also been previously or concurrently made available to the Health Channel.


                  (B) ON MICROSOFT. Microsoft agrees that, except with regard to content provided by MSNBC and content provided by Microsoft or third parties pursuant to this Agreement, including Sections 2.1 and 2.3 above and Sections 3.3 and 3.5 below, WebMD shall be the sole provider of health-related information on the Health Channel.

         2.6      USER INFORMATION.

                  (A) OWNERSHIP/USE. Microsoft and WebMD shall jointly own any and all User Information (i) collected by WEBMD from Users of the Health Channel as well as Users of the WebMD Consumer Site whose use of the WebMD Site originated on the Health Channel or any MSN Site,
         (ii) relating to End User Members with Microsoft-sponsored WebMD Memberships, and (iii) relating to End User Members who receive WebMD Memberships through Microsoft or Microsoft distribution partners, and WebMD shall provide such User Information to Microsoft on a monthly basis in such format as reasonably requested by Microsoft. Likewise, Microsoft shall provide any User Information it collects on the Health Channel to WebMD on a monthly basis in such format as is reasonably requested by WebMD. WebMD may use the User Information during the Term of this Agreement solely for the purpose of fulfilling the product or service for which the information was collected, provided, however, that such information shall be treated in the same fashion as Confidential Information pursuant to Section 10 below and specifically, without limitation, shall not be provided to any third party nor used on behalf of any third party, including but not limited to, for promoting or advertising any third party, without Microsoft's prior written consent. Notwithstanding the foregoing, Microsoft hereby approves WebMD using and providing to third parties Aggregate Information to be used in research projects. Any other use of the User Information during the Term by WebMD shall be by mutual agreement of the parties. Upon termination of this Agreement, each party may retain the User Information collected pursuant to this Agreement and no party shall restrict the other's use in any way and WebMD shall provide to Microsoft all User Information pertaining to the MSN Users of the WebMD Health Communities (as defined in Section 3.7 below), provided that WebMD may not provide such User Information to any third party nor use such User Information on behalf of any third party, including but not limited to, for promoting or advertising any third party, without Microsoft's prior written consent. For the avoidance of doubt, except where the parties jointly use the User Information, each party shall be responsible for ensuring that its own use of the User Information complies with all User consent requirements, including but not limited to as provided in Section 2.6(b) below.

                  (B) CONSENT. In addition to the foregoing, any collection, disclosure or use of Personal Information by WebMD shall be subject to the Users' consent, and the business practices and User privacy policies of the site from which it is collected (e.g., the Health Channel, an MSN Site, WebMD Consumer Site or Medical Professionals Section). The business practices and policies of each such site shall permit, as their default, WebMD to grant Microsoft the rights required by this Section 2.6, unless the User specifically requests otherwise, and in all cases shall comply with any applicable laws governing the collection, dissemination and use thereof. "Consent" as used in this Agreement shall mean the approval of an adult, and in the case of minor children, the approval of the child's parent or legal guardian. WebMD and Microsoft shall mutually agree on the Health Channel user interface for the collection of Personal Information. Microsoft shall determine the privacy policy for the Health Channel.


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3.       OTHER MICROSOFT RELATED PROPERTIES

         3.1      WEBTV/MSNBC.

                  (A)    WEBTV

                         (I) WEBTV HEALTH CHANNEL. WebMD shall develop, maintain, and host the health channel for WebTV ("WebTV Health Channel"). Subject to any inconsistencies with the provisions of this Section 3.1(a) (in which case the terms of this Section 3.1(a) shall control) and subject to agreements in effect as of the Execution Date, the following Sections of this Agreement shall apply to WebTV and WebMD with regard to such WebTV Health Channel: Sections 2.1, 2.6, 3.5, 9, 10, 11.1(c)-(d), 11.2(a)-(b), 12.9, 13, 14.6, 15, 16, 18, Exhibit
                  A-1 paragraphs (A)(3)-(5) and (C), and Exhibit A-2.

                         (II) WEBTV. As part of meeting their obligations under Section 3.1(a) above, WebMD and WebTV shall meet during the first ninety days after the Effective Date ("WebTV Exploratory Period") to discuss in good faith the specific processes and requirements for development, maintenance, and hosting by WebMD of a WebTV Health Channel. If the parties fail to come to agreement during the WebTV Exploratory Period, then no party shall have any further obligation to the other with regard to a WebTV Health Channel.

                         (III) MINIMUM CONTENT REQUIREMENTS. If WebMD creates a WebTV Health Channel by agreement with WebTV pursuant to
                  Section 3.1(a)(i) and (ii) above, all content, materials, features, technology, services, etc. included by WebMD within the WebTV Health Channel (a) shall be the sole responsibility of WebMD and shall be developed and maintained in accordance with Section B of Exhibit A-1, (b) shall be relevant to the topic and particular section of the WebTV Health Channel in which they are included, (c) shall be of high quality in all ways, including with respect to editorial content and volume, as determined by comparison to other sources of similar information available on the Internet and in no event shall the WebTV Health Channel contain a smaller volume of pages as the WebMD Consumer Site or Health Channel contains, unless approved or requested byWebTV, (d) shall be comparable or superior to the health related content available on the top five (5) ranked (by Media Metrix or such other industry standard as is available for the platform provided by WebTV) Internet portal/network sites available on the platform provided by WebTV with respect to at a minimum the following factors: (i) substance, quality, volume, (ii) breadth and depth of content, (iii) tools and functionality, (iv) personalization, (v) appeal and ease of use of user interface, (e) shall be regularly updated by WebMD so as to meet the requirements of sub-sections (b), (c) and (d) above and end-users preferences, and (f) subject to the foregoing requirements in (a)-(e), shall be the same or substantially similar as (i.e., in substance, a mirror of) the materials available to end users accessing the WebMD Consumer Site at any time during the Term of this Agreement. With respect to this subsection 3.1(a), WebTV shall have the right and obligation to invoke the Dispute Mechanism set forth in Exhibit A-1(2).

                  (B)    MSNBC

                         (I) MSNBC HEALTH CHANNEL. MSNBC shall develop, maintain, host and--except as specifically set out in this Agreement--in all ways have sole discretion and control over all aspects of that section of the MSNBC Web site (currently located at http://www.msnbc.com or such other URL as MSNBC shall determine in its sole discretion) or any successor site(s) thereof ("MSNBC Site") dedicated to providing health related information and services for consumers ("MSNBC Health Section") including but not limited to its content, features, technologies, services, etc., its appropriate frameworks and Specifications (including content Specifications and technical Specifications). Subject to any inconsistencies with the provisions of this Section 3.1(b) (in which case the terms of this Section 3.1(b) shall control) and subject to agreements in effect as


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                  of the Execution Date, the following Sections of this
                  Agreement shall apply to MSNBC and WebMD with regard to such MSNBC Health Section: Sections 2.1; 2.3(a), (b), (e), and
                  (g); 2.6, 3.5, 9, 10, 11.1(c), 11.2(a)-(b), 12.9, 13, 14.6,
                  15, 16, 18, Exhibit A-1 paragraphs (A)(3)-(5) and (C), and Exhibit A-2.

                         (II) Subject to contracts in existence as of the Execution Date, WebMD shall be the primary provider of health care related information other than (A) news and editorial,
                  (B) content from NBC News and MSNBC cable, and (C) wire and WSJ/Dow Jones services on the MSNBC Health Section.

                         (III) Notwithstanding sub-Section 3.1(b)(ii) above, MSNBC shall create a special WebMD section (the "MSNBC Health Channel") of the MSNBC Health Section and MSNBC shall have the sole discretion to include or not include any content, features, technologies, services, etc. provided by WebMD on the MSNBC Health Channel.

                         (IV) Without limiting or modifying in any way sub-Section 3.1(b)(ii) above, with respect to contracts in existence as of the execution Date between MSNBC and third parties for the provision of healthcare related information to MSNBC for the MSNBC Health Channel, at the natural termination or expiration of each such contract (which shall be determined under such contracts and as between MSNBC and WebMD in MSNBC's sole discretion), MSNBC shall use commercially reasonable efforts to replace such third party healthcare related information with healthcare related information provided by WebMD. For the avoidance of doubt, content, features, and anything in those areas specified in sub-Section 3.1(b)(ii)(A)-(C) above are not subject to replacement by WebMD content.

                         (V) WebMD will provide such support as is required to assist MSNBC in incorporating the MSNBC Health Channel or links thereto into the MSNBC Health Section, including but not limited to incorporating such MSNBC frameworks or Advertising space as may be required to include WebMD's healthcare related information in the MSNBC Health Channel.

                         (VI) MSNBC may request that WebMD cover certain topics, content, features, events or other areas or material for inclusion in the MSNBC Health Channel. If MSNBC makes such a request in writing, WebMD shall respond within ten
                  (10) business days whether WebMD desires to provide such content, features, events or other areas or material. If WebMD agrees to provide such topics, content, features, events or other areas or material, WebMD shall provide such topics, content, features, events or other areas or material for incorporation into the MSNBC Health Channel as soon as commercially reasonable following such agreement but in no event within more than forty-five (45) days from the time it agrees to provide such topics, content, features, events or other areas or material. If WebMD declines to provide the topics, content, features, events or other areas or material or fails to provide it within the requisite amount of time, then MSNBC shall be free to provide the topics, content, features, events or other areas or material (either directly or through a third party). In addition to the foregoing, WebMD shall incorporate any legal or other notices onto all or any part that WebMD provides for the MSNBC Health Channel that MSNBC in its sole discretion considers necessary, within twenty-four (24) hours of MSNBC's written request. The parties shall meet on a regular basis, but in no event less frequently than once each calendar quarter to discuss the MSNBC Health Section, the MSNBC Health Channel and the WebMD Site, provided that the first such meeting shall take place no later than sixty (60) business days from the Execution Date, and further provided that in addition to any other obligations it has to MSNBC, WebMD shall use reasonable efforts to provide to MSNBC for incorporation into the MSNBC Health Channel any topics, content, features, events or other areas or material etc. that MSNBC suggests during such meetings according to the same schedule as is set forth above in this Section.


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                         (VII)  MINIMUM CONTENT REQUIREMENTS. All content,
                  materials, features, technology, services, etc. provided by WebMD for the MSNBC Health Channel or the WebMD section of the MSNBC Health Channel (a) shall be the sole responsibility of WebMD and shall be developed and maintained in accordance with Section B of Exhibit A-1, (b) shall be relevant to the topic and particular section of the MSNBC Health Channel in which they are included, (c) shall be of high quality in all ways, including with respect to editorial content and volume, as determined by comparison to other sources of similar information available on the Internet and in no event shall the MSNBC Health Channel have access to a smaller volume of pages as the WebMD Consumer Site or Health Channel contains, unless approved or requested by Microsoft or NBC, (d) shall be comparable or superior to the health related content available on the top five (5) ranked (by Media Metrix) Internet portal/network sites with respect to at a minimum the following factors: (i) substance, quality, volume, (ii) breadth and depth of content, (iii) tools and functionality,
                  (iv) personalization, (v) appeal and ease of use of user interface, (e) shall be regularly updated by WebMD so as to meet the requirements of sub-sections (b), (c) and (d) above and end-users preferences, and (f) subject to the foregoing requirements in (a)-(e), that available for MSNBC to incorporate into the MSNBC Health Channel shall be the same or substantially similar as (i.e., in substance, a mirror of) the materials available to end users accessing the WebMD Consumer Site at any time during the Term of this Agreement. With respect to sub-Sections (c) and (d) above of this sub-Section (vii), MSNBC shall have the right and obligation to invoke the Dispute Mechanism set forth in Exhibit A-1(2).

                         (VIII) BRANDING AND PROMOTION. Subject to contracts
                  in existence as of the Execution Date, (A) MSNBC shall include on each page of the MSNBC Health Channel a WebMD credit as reasonably mutually determined by the parties, and on every page of the MSNBC Health Channel WebMD will receive branding above the fold in a mutually agreeable position, such branding element shall link to an appropriate page in the MSN Health Section, (B) MSNBC shall include a link to the MSNBC Health Section on the front page of the MSNBC Site and each other page of the MSNBC Site that includes links to the other topic specific front page links, (C) MSNBC shall include a secondary-level navigation link to the MSN Health Section on each page of the MSNBC Site, (D) on each page of the MSNBC Health Channel, MSNBC shall include a link to that part of the MSN Health Section covering the relevant information as on the MSNBC Health Section page, and (E) MSNBC shall provide the MSNBC Health Channel with a rotation of at least one promotion on the front page of the MSNBC Site each day subject to MSNBC's sole editorial discretion to feature other news, information, events, etc., for example to accommodate news cycles and breaking news events.

                         (IX) TERM. Notwithstanding any other provision of this Agreement, the term of this Agreement solely with respect to the MSNBC Health Channel shall expire three (3) years following the Effective Date, unless earlier terminated as provided under Section 13 below.

         3.2 INTERNET ACCESS. Subject to WebMD's contractual obligations to Compuserve as of the Execution Date, WebMD agrees that Microsoft's MSN Internet Access ("MSN IA") shall be the sole internet access service advertised, promoted and/or distributed by WebMD, including on the WebMD Site, and including, but not limited to with respect to narrow band, broadband or otherwise, provided that the parties shall consult and may agree on alternative broadband providers. Within thirty (30) days following the Effective Date, WebMD shall deliver to Microsoft a marketing plan ("MSN IA Marketing Plan") containing WebMD's general proposal for advertising, promoting and/or distributing MSN Internet Access during the first six months of the Term of this Agreement. Two months in advance of the following six month period and of each remaining six month period thereafter during the Term of the Agreement, WebMD shall present to Microsoft an update to the MSN IA Marketing Plan to cover the subsequent six months. The MSN IA Marketing Plan shall be subject to Microsoft's approval, which approval shall not be unreasonably withheld, and shall include at least one promotional event each quarter. Microsoft and WebMD will mutually determine which parts of the MSN IA Plan and each updated MSN IA Plan will be implemented in what time frame, what changes, if any, will be made to the proposed programs during each six month period and which party will be responsible for what aspects of each program. The parties shall work together to create and


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distribute the elements for all such promotions with WebMD creating, maintaining, hosting and distributing those materials necessary to implement such promotion, and Microsoft providing the Internet Access package offer, fulfilling the offers as set forth herein and maintaining the customer service relationship. Microsoft commits to include the following as part of the Internet Access package offered to WebMD users subscribing to MSN IA as a result of one of the programs agreed on pursuant to this Section 3.2:

                  (A) Unlimited monthly Internet access according to MSN's standard terms and conditions at a price to be determined by Microsoft in its sole discretion, provided that Microsoft currently intends to charge WebMD participants in the approved MSN IA programs described herein no more than the standard consumer pricing;

                  (B) Default home page is the current standard default available from MSN, provided that Microsoft agrees to provide a co-branded or redirect to the WebMD home page by no later than September, 1999; and

                  (C) Multiple email accounts including an MSN email account and unlimited Hotmail accounts.

Microsoft shall provide co-branded marketing sign-up packages to all WebMD participants in the approved MSN IA programs described herein, including CD's, mailing and packaging materials. Such marketing sign-up packages will be provided at Microsoft's expense for the first 1,000,000 marketing sign-up packages and postage costs for up to 500,000 marketing sign-up packages. Expenses for providing additional marketing sign-up packages and postage costs shall be borne by WebMD. With respect to User Information, the provisions of
Section 2.6 above and Section 11.4 below shall apply. In the event that Microsoft intends in its sole discretion to stop offering MSN IA, Microsoft shall give WebMD at least ninety (90) days' advance written notice of its intention, and WebMD shall immediately stop offering any MSN IA programs and no party shall have any further obligations under this Section 3.2.

         3.3 HEALTH CHANNEL DIRECTORY. The only health care-related directory(ies) included on the Health Channel shall be those health care-related directory(ies) designated by Microsoft from time to time during the Term in its sole discretion, which may include, without limitation: (a) Microsoft's health care-related directory (currently part of the MSN Yellow Pages) as it exists from time to time during the Term or any part or successor thereof; (b) WebMD's health care-related directory as it exists from time to time during the Term or any part or successor thereof; (c) any health care-related directory provided by some third party; or (d) any combination of
(a), (b) and (c) immediately above. The parties agree that Microsoft may, in its discretion, create a combined health care-related directory for the Health Channel that incorporates WebMD's health care-related directory listings. In the event that Microsoft elects to create such a combined directory, the parties shall work together in good faith to do so. WebMD shall include the health care-related directory(ies) designated by Microsoft in the Health Channel.

         3.4 OTHER MICROSOFT PROPERTIES. Except as prevented by any contracts between WebMD and third parties existing as of the Execution Date, WebMD agrees that Microsoft and its affiliates shall be the sole providers of third party content, features, services, etc. for the WebMD Site (including specifically without limitation the Non-Health Related Section and the Health Related Section), in all areas for which Microsoft or its affiliates owns or controls such content, features or services, etc.; such content, features and services, etc. shall at a minimum include travel (e.g., Microsoft Expedia), automotive (e.g., Carpoint), real estate (e.g., Home Advisor), money, investing and finance (e.g., Money, Investor), entertainment and directories (e.g. Sidewalk including but not limited to MSN Yellow Pages), reference (e.g., Encarta), movies (e.g., Sidewalk), news (e.g., MSNBC); provided that WebMD may elect in its sole discretion not to provide content, features or services for any area. The foregoing shall exclude, however, solely with regard to the Health Related Section of the Medical Professional Section, any Microsoft content, features, or services that are predominantly health care related, unless mutually agreed upon by the parties. In the event that WebMD makes available to end users any non-web-based email technology, whether through the distribution of work stations or otherwise, Microsoft shall be the sole provider of such technology for such distribution and shall provide such technology under standard terms and conditions for such distribution; provided that such Microsoft technology be Microsoft Outlook or such other Microsoft technology designated by Microsoft. Without limitation, being the "sole provider" means that WebMD shall not place, distribute, advertise, market, link to, refer to or otherwise include the content, features or services, etc. of any party other than Microsoft.


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         3.5      MSN MODULE.

                  (A) WebMD shall include a module for MSN ("MSN Module") either above the fold of a 640 x 480 screen size resolution with a standard browser configuration, or on the second screen (of a 640 x 480 screen size resolution with a standard browser configuration), on each page of the WebMD Site, which MSN Module shall be in a form determined by Microsoft in its sole discretion. The MSN Module may be modified from time to time as determined by Microsoft in its sole discretion and WebMD shall replace any existing MSN Module with any such updated MSN Module within a reasonable time following Microsoft's notice of such modifications. The MSN Module may at a minimum include a "Go to MSN" logo link, two (2) rotating text links from a pool of five (5) text links, and a single promotional text link, which text links will be mutually determined by Microsoft and WebMD. An example of what the MSN Module may look like appears in the mock-up attached hereto as Exhibit C. The MSN Module and any modification thereto shall be subject to Microsoft's written approval. WebMD's placement and use of the "Go to MSN" logo link shall be in accordance with the Logo Guidelines attached hereto as Exhibit D.

                  (B) The only search service(s) included on the Health Channel shall be the search service(s) designated by Microsoft from time to time during the Term in its sole discretion, which may include, without limitation: (i) Microsoft's MSN Web Search as it exists from time to time during the Term or any part or successor thereof; (ii) WebMD's search service and technology as it exists from time to time during the Term or any part or successor thereof; (iii) any search service or technology provided by some third party; or (iv) any combination of (i), (ii) and (iii) immediately above. At Microsoft's sole discretion, Microsoft may create a combined search service for the Health Channel that incorporates WebMD's search services. In the event that Microsoft elects to create such a combined service, the parties shall work together in good faith to do so. At Microsoft's request, WebMD shall provide Microsoft with database mapping from technical disease names to common names for use in MSN Web Search. WebMD shall include the search service designated by Microsoft in the Health Channel.

         3.6 MICROSOFT ONLINE ID PROGRAM. WebMD agrees to test, evaluate, and use, take sign ups for and accept the Ids for Microsoft's proprietary authentication service ("Passport") on both the Health Channel and the WebMD Site, and all of WebMD's existing profiling and authentication mechanisms will also take sign ups for and accept the Ids for Passport. WebMD shall use Passport in accordance with the terms of the Microsoft Online ID Evaluation Program Agreement attached hereto as Exhibit E and such further standard terms and conditions that are offered in addition to or as a replacement for those currently contained in such agreement. The parties acknowledge and agree that WebMD may accept other authentication mechanisms on the WebMD Site. WebMD agrees, however, that Passport will be the only authentication mechanism distributed (i.e., take sign ups) on the Health Channel and WebMD Consumer Site other than WebMD's proprietary authentication mechanisms. WebMD's obligations under this Section 3.6 shall extend to any localized WebMD Consumer Site, to the extent that a localized version of Passport is available for the relevant market.

         3.7 MSN COMMUNITIES. Microsoft agrees to migrate, as soon as commercially feasible, users of the current Microsoft owned and moderated health-related communities found within Microsoft's MSN Web Communities channel, over to the WebMD health-related communities on the WebMD Site ("WebMD Health Communities") provided that, for the avoidance of doubt, no party shall have any obligations hereunder with respect to user-created communities in the MSN Web Communities channel. WebMD shall create and manage only one section devoted to health-related communities which shall be the WebMD Health Communities and all health-related communities created and/or managed by WebMD shall be part of the WebMD Health Communities. At all times during the Term the WebMD Health Communities shall have no less than eighty (80) distinct communities by the end of Year 1. Microsoft shall promote, as soon as commercially feasible as determined by Microsoft in its sole discretion, the WebMD Health Community from its MSN Web Communities channel by providing, among other things, hypertext address links, equally prominent promotion with other Microsoft-owned and moderated communities. WebMD agrees to promote non-health related Microsoft-owned and moderated MSN Web Communities on the WebMD Site and the Health Channel in a manner such that promotion of such communities shall be as prominent and in all places as any promotion of any other comparable non-health related communities, and otherwise where appropriate with the content and context, on the WebMD Site and Health Channel respectively.


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At a minimum, WebMD shall include on each page of the WebMD Health Communities area a text link to the MSN Web Communities channel, the text of which shall be mutually agreed upon. WebMD agrees that, as soon as commercially feasible, the Health Channel Community shall be available to end users in a read-only format as well as a participatory format, and that any Health Channel users who desire to only read files in the Health Channel Community shall not be required to formally join the Health Channel Community by filling out a user questionnaire. WebMD shall incorporate the Network Frameworks on each WebMD Health Communities' page served to users that originate from the Health Channel in accordance with the SDK and the WebMD Health Communities shall otherwise be presented to end users so that it resembles and functions like the non-health related communities found within Microsoft's MSN Web Communities channel. For purposes of clarity, the Health Channel shall include the WebMD Health Communities. The provisions of this Section 3.7 shall apply to any localized WebMD Consumer Site, to the extent that local MSN Web Communities are available for the relevant market, and subject to the approval of the local MSN portal manager. WebMD shall develop, maintain, and host those things necessary and reasonably requested by Microsoft to implement the foregoing.

         3.8 OTHER MICROSOFT INTERNET SERVICES. Except as prevented by any contracts between WebMD and third parties existing as of the Execution Date, upon notice from Microsoft that any such service or technology is available for distribution, WebMD agrees, as soon as commercially feasible, to prominently implement on the WebMD Site, and prominently provide end users with access from the WebMD Site to, each Microsoft Internet service and technology that is available on the MSN Site, including, but not limited to, MSN Web Search, Microsoft Chat, MSN Messenger Service, Hotmail, a Microsoft business, e-commerce, communication service and technology, which includes a common format and process for exchanging products, business information, promotional information and other business data over the Internet, and a Microsoft web hosting service and technology, which includes software and tools that enable web site creation and hosting, and all other Microsoft Internet services not otherwise specifically addressed in other Sections of this Agreement that are available on the MSN Site ("Other Microsoft Internet Services") pursuant to Microsoft's standard user interface and distribution terms. To such end, Microsoft shall provide WebMD with such materials, technology and support as it routinely provides to other third parties distributing such technologies. In the event that WebMD offers Other Microsoft Internet Services on the WebMD Site in accordance with the foregoing, WebMD shall not promote any competing technology on the WebMD Site, other than during a commercially reasonable transition period for discontinuing any such promotion. WebMD's obligations under this Section 3.8 are subject to WebMD's contractual obligations existing as of the Effective Date, and shall extend to any localized WebMD Consumer Site, to the extent that a localized version of the Other Microsoft Internet Services is available for the relevant market. WebMD shall develop, maintain, and host that which is necessary and reasonably requested by Microsoft to implement the services and technologies specified in this Section 3.8. Upon mutual agreement, the parties shall work together and with appropriate third parties to create appropriate industry standards.

4.       USE/PROMOTION OF MICROSOFT TECHNOLOGY PLATFORM

         4.1 USE OF THE MICROSOFT TECHNOLOGY PLATFORM. WebMD agrees, at WebMD's expense, to make Microsoft technology, including the Microsoft Technology Platform, WebMD's primary technology platform for developing, staging, operating and maintaining both the front and back ends of the Health Channel and the WebMD Site in accordance with this Section 4.

         4.2 MCS CONSULTING AGREEMENT. In conjunction with its obligations in Section 4.1 above, WebMD agrees to convert, at WebMD's expense and within one year of the Effective Date, any current operating systems and other technology identified pursuant to the MCS review described herein used in developing, staging, operating, and maintaining the WebMD Site over to a PC-based platform that uses relevant Microsoft technology, including the Microsoft Technology Platform products. Such conversion shall be sufficiently comprehensive so that the majority of WebMD's systems shall utilize Microsoft technology, including the Microsoft Technology Platform products, and will consist of an architectural review of existing systems, and the development and implementation of a transition plan in conjunction with Microsoft Consulting Services ("MCS") as further set forth in the MCS agreement and work order ("Work Order") attached hereto as Exhibit F (collectively "MCS Agreement"). WebMD agrees to engage MCS pursuant to the MCS Agreement to assist WebMD in conducting the architectural review, developing a transition plan, and implementing such transition plan. This conversion shall include integration of


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Microsoft products that contain substantively similar functionality as the following combination of products: Internet Information Server, Site Server, SQL Server, Windows NT Server, and Microsoft's messaging technologies, including updates and upgrades thereto. WebMD and Microsoft agree to commence the architectural review as more fully described in the Work Order, within forty five (45) days of the Effective Date and to complete the architectural review within forty five (45) days of commencement. Based on the outcome of the architectural review, the parties shall agree within one additional week on a transition schedule ("Transition Schedule"), which shall include at a minimum an agreed upon additional MCS work order ("Transition Schedule Work Order") detailing the parties' responsibilities under the Transition Schedule. The transition shall be completed no later than 360 days following the Effective Date, unless the parties agree otherwise in the Transition Schedule. In the event that any delays caused by MCS result in a delay in any deadline or schedule described herein, such deadline or schedule shall be revised to take into account the MCS-caused delays.

         4.3 PROMOTION OF MICROSOFT TECHNOLOGY PLATFORM. WebMD agrees that, once the conversion process described in Section 4.2 above has been completed, Microsoft may reference the WebMD Site in promotional and marketing materials as a showcase or reference site for Microsoft technology used by WebMD. Further, WebMD agrees to prominently promote the Microsoft technology, including the Microsoft Technology Platform products, used by WebMD by prominently mentioning such products in WebMD marketing materials including those aimed at physicians and consumers, including without limitation in press releases, sales literature, and promotional brochures. Prior to the completion of the conversion process described in Section 4.2 above, WebMD agrees to prominently promote the Microsoft technology, including the Microsoft Technology Platform products, as preferred by WebMD by prominently mentioning such products in WebMD marketing materials including those aimed at physicians and consumers, including without limitation in press releases, sales literature, and promotional brochures.

         4.4 MCS CONSULTANT EXPENSE. Notwithstanding anything to the contrary in Section 4.1 and 4.2 above and the attached MCS Agreement, its attached Work Order or any subsequent Work Order, in exchange for all amounts paid to Microsoft by WebMD for Microsoft Consulting Services under Section 4.1 and 4.2, the MCS Agreement and all Work Orders, Microsoft shall provide over the Term of the Agreement Advertising, marketing and/or promotional programs for content and/or services on the WebMD Site by Microsoft or any party referred by Microsoft in a total value of no less than the amount, matched dollar for dollar, of the payments made by WebMD for MCS Consulting Services up to two million five hundred thousand dollars ($2,500,000). For the avoidance of doubt, WebMD will be responsible for all reasonable travel and associated expenses incurred in the delivery of all MCS services, including, but not limited to, the consultant hours and additional consultant hours specified above.

         4.5 WEBMD ADOPTION AND PROMOTION OF MICROSOFT TECHNOLOGIES. WebMD shall adopt, and Microsoft and WebMD will work together to promote and establish, Microsoft's interoperability framework for healthcare ("MICROSOFT HEALTHCARE INTEROPERABILITY FRAMEWORK"). The Microsoft Healthcare Interoperability Framework is a multilevel standard designed to provide interoperability between applications and systems across desktops PCs, servers, networks, and legacy systems in the healthcare industry. The Microsoft Healthcare Interoperability Framework includes the Active X for Healthcare standard and BizTalk (which together include components of COM, DCOM, COM+, and XML or other enhancements).

         4.6 ELECTRONIC COMMERCE PLATFORMS. Over an agreed-upon period of time, Microsoft will use reasonable efforts to facilitate dialog among other key industry partners on the development of multiple electronic commerce platforms that bridge Physicians, Hospitals, Payors, Employers and Suppliers and the integration of such platforms with the Medical Professionals Section's functionality.

         4.7 DISTRIBUTED APPLICATIONS. Microsoft will use reasonable efforts to encourage its major ISV alliance partners to develop key distributed applications based on Microsoft technologies that would operate in conjunction with the functionality and content of the WebMD Site, including the development of distributed applications that would reside within the employer domain and that would provide enhanced positioning to WebMD as an intranet-based offering.


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         4.8      BILLING INITIATIVES. Microsoft will use reasonable efforts to explore the development of an electronic EOB delivery system for implementation on the Medical Professionals Section, based on available technology.

5.       MARKETING/HEALTHCARE TECHNOLOGY AREA

         WebMD agrees, for the term of this Agreement, to incorporate a "Healthcare Technology" section into the Medical Professionals Section no more than two levels down from the top level page of the Medical Professionals Section, that provides tips and background information about Microsoft technology and exclusively promotes Microsoft technologies and Microsoft authorized independent software vendors. The Healthcare Technology section shall be located above-the-fold (at a screen resolution of 640 x 480 with a standard browser configuration) wherever placed. Further, WebMD agrees to prominently integrate links to the Healthcare Technology section from other parts of the WebMD Site where technology in the healthcare industry is discussed. The content, layout and presentation of the Healthcare Technology section shall be determined by Microsoft, provided that WebMD shall have the right to approve such content, layout and presentation, which approval shall not be unreasonably withheld.

6.       SALES OBLIGATIONS

         6.1 HEALTH CHANNEL ADVERTISING. Microsoft shall be solely responsible for selling and managing all Advertising on the Health Channel. Microsoft and WebMD will meet regularly to discuss sales strategies for selling Advertising to hospitals, HMOs, clinics, pharmaceutical companies, medical device companies, medical/surgical supply companies, life sciences companies, pharmacies, and health insurance companies.

         6.2 CO-MARKETING COMMITMENT. Microsoft shall itself, or shall ensure that the Authorized Transferees (as defined in the Master Agreement entered into as of April 10, 1999 between the parties) or other third parties , provide, during the period beginning on the Effective Date and ending on the second year anniversary of the Effective Date, a combined total value of no less than fifty million dollars ($50,000,000), and WebMD shall provide a total of no less than the same amount matched dollar for dollar, on Advertising, marketing and/or promotional programs for content and/or services reflecting the combined brands of WebMD and the other parties' contributing money to each such program and approved in advance by all of the parties' contributing money to each such program. For example, such programs may be co-presented by WebMD and MSN, or Web MD and Microsoft, or WebMD and Authorized Transferees, or WebMD and a Microsoft independent software vendor ("ISV"), or WebMD, MSN and an Authorized Transferee, etc. All such programs shall be presented in offline (i.e., not on the Internet) arenas, e.g., on air, trade shows, print medium, etc., or online as mutually agreed between the parties. The parties agree that fifty percent (50%) of the amounts spent under this Section shall be devoted to demand-generation marketing campaigns for those specific Microsoft distribution partners identified by Microsoft.

7.        MICROSOFT-SPONSORED WEBMD MEMBERSHIPS

          7.1 GENERAL. Microsoft agrees to sponsor up to five (5) million WebMD Membership Months during the Term of this Agreement, including without limitation two hundred and fifty thousand (250,0000) WebMD Memberships in calendar year 1999 and seven hundred and fifty thousand (750,0000) WebMD Memberships in calendar year 2000, pursuant to the terms and conditions set forth in this Section 7. As used herein, the term "sponsor" means that Microsoft will pay WebMD the Base Membership Fee for each such WebMD Membership, in accordance with Section 12.4 below. If, at any time during the Term of this Agreement, however, WebMD no longer implements a subscription revenue model, or ceases to engage in product upsell or ecommerce transactions, Microsoft and WebMD will make a commensurate modification to the obligation set forth in this Section 7.1, which modification shall take into consideration the loss of these revenue streams and Microsoft's ability to recoup amounts paid hereunder, provided that in no circumstances shall Microsoft's obligation set forth in this Section 7.1 be increased beyond the five (5) million WebMD Membership Months contemplated herein.

          7.2 DISTRIBUTION PLAN. The parties agree to cooperate in good faith to develop a mutually agreed upon plan for promoting, offering, and distributing the Microsoft-sponsored WebMD Memberships ("DISTRIBUTION PLAN"). Notwithstanding Section 7.1, no Microsoft-sponsored WebMD Memberships shall be offered under this


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Agreement until the parties have agreed upon the Distribution Plan. The
Distribution Plan will include, among other elements, the following:

                  (A) estimates of the number of Microsoft-sponsored WebMD Memberships to be in effect on a quarterly basis during the Term of this Agreement, and steps to be taken by WebMD to promote active usage of the Medical Professionals Section by End User Members and potential End User Members;

                  (B) in any given year during the first three years of the Term (including without limitation the calendar year 2000), no more than one million (1,000,000) Microsoft-sponsored WebMD Memberships shall be provided;

                  (C) all promotions and offerings of Microsoft-sponsored WebMD Memberships shall require a minimum twelve (12) month subscription;

                  (D) if an End User Member with a Microsoft-sponsored WebMD Membership fails to access the Medical Professionals Section at least once every four (4) months, then such End User Member's WebMD Membership shall no longer qualify as a Microsoft-sponsored WebMD Membership and Microsoft shall no longer be required to sponsor such End User Member's Membership even if WebMD allows the End User Member to continue to access the Medical Professionals Section;

                  (E) Microsoft shall be entitled to offer Microsoft-sponsored WebMD Memberships, directly or indirectly through third parties, to End User Members; and

                  (F) for each End User Member of a Microsoft-sponsored WebMD Membership, a plan for WebMD to devote at least fifty dollars ($50) on training on the use of the Medical Professionals Section.

         7.3 WARRANT AGREEMENT. Notwithstanding the foregoing, in the event that the agreement regarding the issuance of certain warrants from WebMD to Microsoft (which agreement is under final negotiation by the parties as of May 3, 1999) ("WARRANT AGREEMENT") is not executed by the parties within ten
(10) days of the execution of this Agreement, then, at Microsoft's option, the provisions of this Section 7 and the provisions in Section 12.4 shall be null and void and neither party shall have any further obligation or liability under such Sections.

8.       MICROSOFT TRAINING AND PROMOTION OF WEBMD SERVICE

         8.1 INTERNAL MICROSOFT TRAINING. Microsoft shall use reasonable efforts to promote the functionality offered by the Medical Professionals Section of the WebMD Site to those portions of Microsoft's sales and marketing force that specifically target healthcare customers or Microsoft independent software vendors that create software specifically designed for healthcare customers using Microsoft products.

         8.2 MARKETING PLAN. The parties agree to cooperate in good faith to develop a mutually agreed upon plan for promoting the WebMD Site and related services ("MARKETING PLAN"). The Marketing Plan will include, among other elements, the following:

                  (A) Microsoft will use reasonable efforts to jointly call, with WebMD's sales force, Microsoft's fifty (50) largest enterprise customers (by headcount), as appropriate, for the purposes of promoting a WebMD/MSN solution as an intranet application, as soon as practicable given product development and planning considerations;

                  (B) Microsoft will include, at no charge to WebMD, WebMD banners, as approved by Microsoft, in the printed version of the Medical Industry Directory and feature WebMD on the www.microsoft.com/industry/health web site, subject to Microsoft's standard terms, policies and editorial considerations applicable to third party banners and features;

                  (C) Microsoft will use reasonable efforts to assist WebMD in submitting editorial content to the editors of Windows in Healthcare magazine; and


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                  (D)    Microsoft and WebMD, together with such other
         Microsoft healthcare channel partners as Microsoft and WebMD mutually agree upon, will commit to have joint booth space at mutually acceptable strategic Microsoft Partner Pavilions at selected healthcare tradeshows sponsored by Microsoft or where Microsoft has a significant presence. Examples of potential tradeshows include HIMSS, NMHCC, MGMA, and the Windows on Healthcare Conference.

9.       PROPRIETARY RIGHTS

         The parties agree that except as expressly licensed to WebMD in this Agreement or a separate license agreement, Microsoft, WebTV, and MSNBC, respectively, shall retain all right, title, and interest in any and all materials delivered by Microsoft, WebTV and MSNBC to WebMD pursuant to this Agreement. The parties further agree that except as expressly licensed to Microsoft, WebTV, and MSNBC in this Agreement or a separate license agreement, WebMD and/or its suppliers shall retain all right, title and interest in and to the WebMD Content (as defined in Section 14.1 below). No party shall have any rights to any materials, content, feature or technology, etc. provided by the other party hereunder except as specifically provided in this Agreement and shall not alter, modify, copy, edit, format, translate, create derivative works of or otherwise use any materials, content, feature or technology, etc. provided by the other party except as explicitly provided herein or approved in advance in writing by the other party. If any parties agree to jointly develop any content, materials, services, technology, features or otherwise, ownership of such development shall be detailed in a separate agreement prior to the start of any development.

10.      CONFIDENTIALITY

         10.1 Microsoft, WebTV, MSNBC, and WebTV acknowledge and agree that the terms and conditions of the Microsoft Corporation Non-Disclosure Agreement dated as of even date herewith ("NDA"), attached hereto as Exhibit H, are incorporated into this Agreement and that all of the terms of this Agreement (including but not limited to its existence) and all discussions and negotiations related thereto are considered Confidential Information as defined in the NDA. In the event that any of the incorporated terms of the NDA are inconsistent with or conflict with this Agreement, then the terms of this Agreement shall control.

         10.2 Each Party may disclose the terms and conditions of this Agreement to its employees, affiliates and its immediate legal and financial consultants on a need to know basis as required in the ordinary course of that Party's business, provided that such employees, affiliates and/or legal and/or financial consultants agree in writing in advance of disclosure to be bound by this Section 11, and may disclose Confidential Information as required by government or judicial order, provided each Party gives the other Party prompt notice of such order and complies with any protective order (or equivalent) imposed on such disclosure. Further, the parties acknowledge that this Agreement, or portions thereof, may be required under applicable law to be disclosed, as part of or an exhibit to a party's required public disclosure documents. If any party is advised by its legal counsel that such disclosure is required, it will notify the other in writing and the parties will jointly seek confidential treatment of this Agreement to the maximum extent reasonably possible, in documents approved by both parties and filed with the applicable governmental or regulatory authorities. The parties may disclose Aggregate Information subject to any User-initiated or other prohibition contemplated under Section 2.6. The parties may disclose any Personal Information as permitted by the User to whom it pertains, subject to Section 2.6.

         10.3 Each Party acknowledges that monetary damages may not be a sufficient remedy for unauthorized disclosure or use of Confidential Information and that each Party may seek, without waiving any other rights or remedies, such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.


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11.      LICENSES

         11.1     BY MICROSOFT/MSNBC.

                  (A)    TRADEMARK LICENSE.

                         (I)    Microsoft hereby grants to WebMD a
                  non-exclusive, non-transferable, personal license to use the Microsoft MSN logos as provided by Microsoft under this Agreement for use as part of the Network Frameworks header and footer (the "MSN Logos"), and any other Microsoft trademark or logo as may be provided by written notice from Microsoft for use under this Agreement (the Microsoft Marks"), solely in connection with the Health Channel and in accordance with the terms of this Agreement, including the use specifications in Exhibit G. Except as provided in this Trademark License, this Agreement does not grant WebMD any right, title, interest, or license in or to any of Microsoft's names, logos, trade dress, designs, or other trademarks. Unless otherwise provided herein or agreed upon by the parties, WebMD's use shall be mutually approved in advance.

                         (II) WebMD acknowledges, as between WebMD and Microsoft, Microsoft's sole ownership of the MSN Logos and Microsoft Marks worldwide and all associated goodwill. WebMD's use of the MSN Logos and Microsoft Marks, as between the parties, shall inure solely to the benefit of Microsoft. WebMD hereby assigns and shall assign in the future to Microsoft all rights it may acquire by operation of law or otherwise in the MSN Logos and Microsoft Marks, including all applications or registrations therefore, along with the goodwill associated therewith.

                         (III) WebMD shall fully correct and remedy any deficiencies in its use of the MSN Logos, Microsoft Marks and/or the quality of the Health Channel where the MSN Logos or Microsoft Marks appear, upon reasonable notice from Microsoft.

                         (IV) Microsoft shall have the sole right to and in its sole discretion may commence, prosecute or defend, and control any action concerning the MSN Logos or Microsoft Marks. WebMD shall not during the Term of this Agreement contest the validity of, by act or omission jeopardize, or take any action inconsistent with, Microsoft's rights or goodwill in the MSN Logos or Microsoft Marks in any country, including attempted registration of the MSN Logos or Microsoft Marks, or use or attempted registration of any mark confusingly similar thereto.

                  (B) DISTRIBUTION OF THE MSN INTERNET TECHNOLOGIES. Microsoft grants to WebMD a limited, non-exclusive, non-transferable, royalty-free license to use, copy, execute, display, perform, and distribute the object code version of the client software ("Client Software"), if any, for each MSN Internet Service solely to provide such Client Software to end-users in conjunction with such end user's use of each respective MSN Internet Service from within the Health Channel and WebMD Site; provided that any inconsistency between this
         Section 11.1(b) and any license grant specifically contained in any Exhibit or any documentation provided with any Client Software shall be resolved in favor of such Exhibit or documentation. The following restrictions apply to the license granted in the preceding paragraph:

                         (I) WebMD shall not use the Client Software for any purpose other than as set forth in this Agreement.

                        (II) WebMD shall not rent, lease, sell, sublicense, assign, or otherwise transfer the Client Software.

                        (III) WebMD may not reverse engineer, decompile or disassemble any Client Software or any components thereof.


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                        (IV)    WebMD may not distribute any Client Software on
                  a stand-alone basis, e.g., other than in conjunction with the Health Channel and/or the WebMD Site.

                         (V) WebMD shall maintain and not alter or remove any copyright, trademark, and other protective notices contained in the Client Software.

                         (VI) WebMD's distribution of the Client Software shall be pursuant to a license agreement that shall include:
                  (A) a license grant with a statement of ownership consistent with the terms of this Agreement; (B) a prohibition against reverse engineering, decompiling and disassembly of code; (C) a disclaimer of all express and implied warranties and conditions; (D) a disclaimer of direct, indirect, consequential, incidental, or special damages on behalf of WebMD's suppliers; (D) the U.S. Government restricted rights clause as provided herein and (E) a prohibition against further redistribution of the Client Software by end users.

                  All rights not expressly granted herein are reserved by Microsoft. Microsoft and its suppliers shall retain title and all ownership rights to the Client Software.

                  (C) DISTRIBUTION OF MSNBC CONTENT. MSNBC licenses to WebMD solely such rights as are necessary for WebMD to incorporate the MSNBC content into, and use MSNBC content as part of the Health Channel pursuant to Section 2.1(e) above, and solely in accordance with MSNBC's specific instructions with regard to any specific content. All rights not expressly granted herein are reserved by MSNBC. MSNBC and its suppliers shall retain title and all ownership rights to the MSNBC content.

                  (D) WEBTV TRADEMARK LICENSE. In accordance with the development, hosting, and maintenance of a WebTV Health Channel pursuant to Section 3.1(a) above, WebTV and WebMD shall enter into a separate agreement regarding any use by WebMD of any WebTV trademarks on or in association with such WebTV Health Channel, as the parties may mutually agree.

         11.2     BY WEBMD.

                  (A)    TRADEMARK LICENSE.

                         (I) WebMD hereby grants to Microsoft, MSNBC, and WebTV
                  a non-exclusive, non-transferable, personal license to use the WebMD logos (the "WebMD Logos") attached hereto as
                  Exhibit I, and any other WebMD trademark or logo as may be provided by written notice from WebMD for use under this Agreement (the "WebMD Marks"), solely in connection with the Health Channel, WebTV Health Channel, MSNBC Health Section, and Microsoft's distribution of WebMD Offerings and in accordance with the terms of this Agreement. Except as provided in this Trademark License, this Agreement does not grant Microsoft any right, title, interest, or license in or to any of WebMD's names, logos, trade dress, designs, or other trademarks. Unless otherwise provided herein or agreed upon by the parties, Microsoft's use shall be mutually approved in advance.

                         (II) Microsoft, WebTV and MSNBC acknowledge, as between Microsoft, WebTV, MSNBC and WebMD only, WebMD's sole ownership of the WebMD Logos and WebMD Marks worldwide and all associated goodwill. Microsoft's, WebTV's, and MSNBC's use of the WebMD Logos and WebMD Marks, as between the parties, shall inure solely to the benefit of WebMD. Microsoft, WebTV and MSNBC hereby assign and shall assign in the future to WebMD all rights they may acquire by operation of law or otherwise in the WebMD Logos and WebMD Marks, including all applications or registrations therefore, along with the goodwill associated therewith.

                         (III)  Microsoft, WebTV, and MSNBC shall fully
                  correct and remedy any deficiencies in their respective use of the WebMD Logos and WebMD Marks and/or the quality of the Health Channel, WebTV Health Channel, or MSNBC Health Channel (respectively) or co-branded


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                  offerings that incorporate all or portions of the Healthcare
                  Professionals Section (with regard to Microsoft) where the WebMD Logos and/or WebMD Marks appear, upon reasonable notice from WebMD.

                         (IV) WebMD shall have the sole right to and in its sole discretion may commence, prosecute or defend, and control any action concerning the WebMD Logos and WebMD Marks. Neither Microsoft, WebTV or MSNBC shall during the Term of this Agreement contest the validity of, by act or omission jeopardize, or take any action inconsistent with, WebMD's rights or goodwill in the WebMD Logos or WebMD Marks in any country, including attempted registration of the WebMD Logos or WebMD Marks, or use or attempted registration of any mark confusingly similar thereto.

                  (B) DISTRIBUTION OF THE HEALTH CHANNEL. Except as prevented by any contracts between WebMD and third parties existing as of the Execution Date, WebMD licenses to Microsoft, MSNBC and WebTV all such rights as are necessary to permit each of them, on a worldwide basis, to use, copy, modify (subject to the terms of this Agreement), translate, execute, display, perform, distribute, transmit, broadcast in any fashion, through any means, to any party, as part of the MSN Site, WebTV, the MSNBC Site or other similar Microsoft, WebTV or MSNBC offering (e.g., on a portable device), the Health Channel, including, but not limited to all content, features, technologies, materials, components, branding, and other parts thereof and including but not limited to by way of Microsoft, WebTV, and/or MSNBC hosting the Health Channel on servers owned or designated by Microsoft, WebTV, and/or MSNBC. For avoidance of doubt, Microsoft Revenue shall include recognized net revenue earned and billed during the Term of this Agreement that is received by Microsoft, WebTV and MSNBC from Advertising on similar Microsoft, WebTV or MSNBC offerings (as referenced above) that incorporate the Health Channel pursuant to the terms of this Section 11.2(b). Notwithstanding the foregoing, within thirty (30) days of the Execution Date, WebMD shall provide Microsoft, MSNBC and WebTV with a list of all content, features, technologies, materials, components, branding, and other parts on the WebMD Site and Health Channel for which WebMD, pursuant to agreements in effect as of the Execution Date, cannot provide the foregoing rights ("Excluded Content"). WebMD shall use best efforts to, within one year of the Execution Date, either obtain comparable replacement content for such Excluded Content, or to otherwise obtain the necessary rights so that WebMD can grant Microsoft, MSNBC and WebTV the foregoing rights to such Excluded Content.

                  (C) DISTRIBUTION OF MEDICAL PROFESSIONALS SECTION. During the Term of this Agreement, WebMD shall not, directly or indirectly, license, or agree to provide a WebMD Offering (as defined below) (i) to or in conjunction with any of the companies listed in Exhibit J-1, or (ii) that contain branding or co-branding promoting or highlighting the company(ies) listed in Exhibit J-1. During the Term of this Agreement, if WebMD, directly or indirectly, licenses, or agrees to provide a WebMD Offering (i) to or in conjunction with any of the companies listed in Exhibit J-2 or (ii) that contain branding or co-branding promoting or highlighting the company(ies) in Exhibit J-2, then WebMD shall inform and allow Microsoft to propose the incorporation of Microsoft's products and services in such WebMD Offering. WebMD shall keep Microsoft reasonably informed regarding all WebMD Offerings planned or under development. For the purposes of this Agreement, "WEBMD OFFERING" mean any co-branded or third party-branded Internet, intranet, broadcast or other electronic offering of health-related content, features, services, or technology that incorporates all or portions of the Medical Professionals Section. In addition, WebMD hereby licenses to Microsoft all such rights as are necessary to permit Microsoft to use, copy, execute, display, perform, distribute, transmit, and/or broadcast in any fashion, through any means, to any party, WebMD Offerings, including upon mutual agreement of the parties, distribution by Microsoft or its licensees hosting such WebMD Offerings on servers owned or designated by Microsoft or its licensees.

12.      PAYMENTS

         In addition to payments required elsewhere in this Agreement and under the MCS Agreement, WebMD agrees to pay Microsoft the amounts set forth in this
Section 12.


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         12.1     ADVANCE PAYMENT FROM WEBMD TO MICROSOFT.

                  (A) YEARS 1 TO 5. In consideration for the rights granted hereunder, WebMD hereby agrees to pay Microsoft the following non-refundable yearly sums to be paid in equal quarterly installments within each Year, with the first installment due on the Effective Date (or the appropriate anniversary thereof) and subsequent installments due each ninety days thereafter for the remainder of the Term until paid:

                         (I) In Year 1: a total of Twenty Nine Million Dollars ($29,000,000) ("First Year Fee") in Seven Million Two Hundred Fifty Thousand Dollar ($7,250,000) installments;

                         (II) In Year 2: a total of Thirty One Million Five Hundred Thousand Dollars ($31,500,000) ("Second Year Fee") in Seven Million Eight Hundred Seventy Five Thousand Dollar ($7,875,000) installments;

                         (III) In Year 3: a total of Thirty Four Million Dollars ($34,000,000) ("Third Year Fee") in Eight Million Five Hundred Thousand Dollar ($8,500,000) installments;

                         (IV) In Year 4: a total of Thirty Two Million Five Hundred Thousand Dollars ($32,500,000) ("Fourth Year Fee") in Eight Million One Hundred Twenty Five Thousand Dollar ($8,125,000) installments;

                         (V) In Year 5: a total of Thirty Five Million Dollars ($35,000,000) ("Fifth Year Fee") in Eight Million Seven Hundred Fifty Thousand Dollar ($8,750,000) installments.

                         (VI) Notwithstanding the foregoing, in the event an agreement providing for an investment by Microsoft of a minimum of One Hundred Million Dollars ($100,000,000) in WebMD ("Investment Agreement") is not executed by the parties on the Execution Date of this Agreement, then, at WebMD's option, the first and second installments due under this Section 12.1(a), will be due on the earlier of the occurrence of any of the following:

                                (1)   The execution by the parties of the
                                      Investment Agreement; or

                                (2) WebMD's closing of an initial offering to the public of its common stock pursuant to a registration statement effective under the Securities Act of 1933, as amended ("IPO") or the closing of any other private or public financing by WebMD; or

                                (3)   Any transaction under which there is a
                                      change in control of WebMD, excluding the acquisition of WebMD by Healtheon Corporation but otherwise including without limitation (a) a merger or any other combination of WebMD with another party where the shareholders of WebMD prior to such merger or combination own less than sixty-five percent (65%) of the merged or combined entity after such merger or combination; (b) any transaction or series of transactions whereby a third party acquires direct or indirect power to control the management and policies of WebMD, as applicable, whether through the acquisition of voting securities, by contract, or otherwise;
                                      (c) the sale or other transfer of any
                                      part of the WebMD Site or any other
                                      substantial portion of WebMD assets
                                      (whether in a single transaction or
                                      series of transactions), subject to
                                      Section 18.3 below.

         If WebMD delays payment of the first and second installments in accordance with this Section 12.1(a)(vi), then Microsoft may in its discretion delay payment of the First Year Guarantee and Second Year Guarantee (as defined below) for an equal period.


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                  (B)    ADVANCE PAYMENT FOR EXTENDED TERM/PAYMENTS FROM
MICROSOFT. In the event that Microsoft elects to extend this Agreement pursuant to Section 13.2 below, WebMD hereby agrees to pay Microsoft the following non-refundable yearly sums to be paid in equal quarterly installments within each Year, with the first installment due on the appropriate anniversary of the Effective Date and subsequent installments due each ninety days thereafter for the remainder of the Extended Term until paid:

                         (I) In Year 6: a total of Thirty Seven Million Five Hundred Thousand Dollars ($37,500,000) ("Sixth Year Fee"), in Nine Million Three Hundred Seventy Five Thousand Dollar ($9,375,000) installments;

                         (II) In Year 7: a total of Forty Million Dollars ($40,000,000) ("Seventh Year Fee"), in Ten Million Dollar ($10,000,000) installments.

         12.2     MICROSOFT REPORTS AND ADDITIONAL PAYMENTS. Within forty five
(45) days following the end of each quarter of each Year (or as may be otherwise mutually agreed between the parties to satisfy WebMD's SEC reporting requirements), Microsoft will submit to WebMD a written report detailing Microsoft's Revenues for the preceding fiscal quarter ("Microsoft Revenue Reports"). In consideration for the rights granted by WebMD in the Warrant Agreement, Microsoft agrees to make the payments described below, which payments shall be submitted contemporaneously with the Microsoft Revenue Report for the last quarter of each Year, as appropriate.

                  (A)    PAYMENTS BY MICROSOFT TO WEBMD IN YEARS 1 TO 5.

                         (I) During Year 1 of this Agreement, Microsoft agrees to pay WebMD one hundred percent (100%) of the Microsoft Revenues, until such time as WebMD has received a total amount equal to the First Year Fee, at which time Microsoft agrees to pay WebMD fifty percent (50%) of the Microsoft Revenues as detailed in the Year 1 Revenue Reports for the remainder of Year 1; provided that if WebMD's portion of the Microsoft Revenues in Year 1 is less than Twenty Two Million Five Hundred Thousand Dollars ($22,500,000) ("First Year Guarantee"), Microsoft will provide WebMD with the positive difference between the First Year Guarantee and WebMD's portion of the Microsoft Revenues;

                         (II) During Year 2 of this Agreement, Microsoft agrees to pay WebMD one hundred percent (100%) of the Microsoft Revenues, until such time as WebMD has received a total amount equal to the Second Year Fee, at which time Microsoft agrees to pay WebMD fifty percent (50%) of the Microsoft Revenues as detailed in the Year 2 Revenue Reports for the remainder of Year 2; provided that if WebMD's portion of the Microsoft Revenues in Year 2 is less than Twenty Two Million Five Hundred Thousand Dollars ($22,500,000) ("Second Year Guarantee"), Microsoft will provide WebMD with the positive difference between the Second Year Guarantee and WebMD's portion of the Microsoft Revenues;

                         (III) During the Year 3 of this Agreement, Microsoft agrees to pay WebMD one hundred percent (100%) of the Microsoft Revenues, until such time as WebMD has received a total amount equal to the Third Year Fee, at which time Microsoft agrees to pay WebMD fifty percent (50%) of the Microsoft Revenues as detailed in the Year 3 Revenue Reports for the remainder of Year 3; provided that if WebMD's portion of the Microsoft Revenues in Year 3 is less than Twenty Million Dollars ($20,000,000) ("Third Year Guarantee"), Microsoft will provide WebMD with the positive difference between the Third Year Guarantee and WebMD's portion of the Microsoft Revenues;

                         (IV) During the Year 4 of this Agreement, Microsoft agrees to pay WebMD one hundred percent (100%) of the Microsoft Revenues, until such time as WebMD has received a total amount equal to the Fourth Year Fee, at which time Microsoft agrees to pay WebMD fifty percent (50%) of the Microsoft Revenues as detailed in the Year 4 Revenue Reports for the remainder of Year 4; provided that if WebMD's portion of the Microsoft Revenues in Year 4 is less than Seventeen Million Five Hundred Thousand Dollars ($17,500,000) ("Fourth Year


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                  Guarantee"), Microsoft will provide WebMD with the positive difference between the Fourth Year Guarantee and WebMD's portion of the Microsoft Revenues;

                         (V) During the Year 5 of this Agreement, Microsoft agrees to pay WebMD one hundred percent (100%) of the Microsoft Revenues, until such time as WebMD has received a total amount equal to the Fifth Year Fee, at which time Microsoft agrees to pay WebMD fifty percent (50%) of the Microsoft Revenues as detailed in the Year 5 Revenue Reports for the remainder of Year 5; provided that if WebMD's portion of the Microsoft Revenues in Year 5 is less than Seven Million Five Hundred Thousand ($17,500,000) ("Fifth Year Guarantee"), Microsoft will provide WebMD with the positive difference between the Fifth Year Guarantee and WebMD's portion of the Microsoft Revenues.

                  (B) PAYMENTS BY MICROSOFT TO WEBMD IN THE EXTEND TERM. During Year 6, if any, of the Term of this Agreement, Microsoft agrees to pay WebMD one hundred percent (100%) of the Microsoft Revenues until such time as WebMD has received a total amount equal to the Sixth Year Fee, at which time Microsoft agrees to pay WebMD fifty percent (50%) of the Microsoft Revenue as detailed in the Year 6 Revenue Reports for the remainder of Year 6. During Year 7, if any, of the Term of this Agreement, Microsoft agrees to pay WebMD one hundred percent (100%) of the Microsoft Revenues until such time as WebMD has received a total amount equal to the Seventh Year Fee, at which time Microsoft agrees to pay WebMD fifty percent (50%) of the Microsoft Revenue as detailed in the Year 7 Revenue Report for the remainder of Year 7.

         12.3 WEBMD ADDITIONAL PAYMENTS. WebMD agrees to make the following additional payments, which payments shall be submitted within forty five (45) days following the end of the last quarter of each Year, as appropriate: During the each Year of the Term of this Agreement, WebMD agrees to pay Microsoft a sales commission of twenty five percent (25%) of all amounts paid to WebMD by Microsoft under Section 12.2(a) above up to the applicable yearly guarantee (i.e., in Year 1 the First Year Guarantee, in Year 2 the Second Year Guarantee, etc.).

         12.4     PAYMENTS FOR MICROSOFT SPONSORSHIP COMMITMENT

                  (A) WEBMD REPORTS AND INVOICE. On a quarterly basis, WebMD shall provide Microsoft with a report ("WEBMD QUARTERLY REPORT") that contains the following information, in accordance with any reporting forms that may be provided by Microsoft:

                    (i) the number of Microsoft-sponsored WebMD Memberships during the just-completed quarter (including initial date of registration, End User Member location, and identity of party(ies) that assisted in the distribution of the End User Member's Microsoft-sponsored WebMD Membership);

                    (ii) the amount payable by Microsoft based upon (i) the total number of Microsoft-sponsored WebMD Memberships during the just-completed quarter and
                           (ii) the Base Membership Fee;

                    (iii) the total number of Microsoft-sponsored WebMD Memberships sponsored by Microsoft since the Effective Date; and

                    (iv) the amount of Promotional Payments due from WebMD to Microsoft in accordance with Section 12.4(b) below.

         WebMD shall send the WebMD Quarterly Reports and corresponding invoices to Microsoft no later than thirty days following the end of each fiscal quarter.

                  (B) PAYMENT BY MICROSOFT. Microsoft agrees to pay invoices properly submitted in accordance with this Section 12.4 within forty five (45) days after Microsoft's receipt of the same.


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         12.5     DISTRIBUTION PAYMENTS BY WEBMD. To facilitate distribution of
WebMD Memberships by Microsoft, WebMD agrees to pay Microsoft or Microsoft's designee $5 for each WebMD Membership Month that Microsoft sponsors hereunder ("DISTRIBUTION Payments"). Such payments shall be due, with regard to the Microsoft-sponsored WebMD Memberships in effect during a given quarter, thirty
(30) days after issuance of the WebMD Quarterly Report for such quarter. Following written notice by Microsoft, WebMD shall direct all or some of the Distribution Payments due hereunder to third parties designated by Microsoft.

         12.6     REVENUE SHARING FOR MEDICAL PROFESSIONALS SECTION.

                  (A) WEBMD ADVERTISING/SPONSORSHIP REVENUES. WebMD will pay Microsoft fifty percent (50%) of all WebMD Advertising/Sponsorship Revenues pertaining to or derived from the Microsoft-sponsored WebMD Memberships and DuPont-sponsored WebMD memberships until such time as Microsoft has recouped, through the payments contemplated by this
         Section 12.6(a), all amounts paid by Microsoft to WebMD for Microsoft-sponsored WebMD Memberships provided under this Agreement, at which point WebMD will pay Microsoft twenty five percent (25%) of all WebMD Advertising/Sponsorship Revenues pertaining to or derived from the Microsoft-sponsored WebMD Memberships and DuPont-sponsored WebMD memberships for the remainder of the Term of this Agreement. If WebMD agrees to pay any third party a greater percentage of WebMD Advertising/Sponsorship Revenues than the then-current percentage of WebMD Advertising/Sponsorship Revenues to be paid to Microsoft hereunder, the percentage of WebMD Advertising/Sponsorship Revenues to be paid to Microsoft hereunder shall automatically be increased to equal the highest percentage of WebMD Advertising/Sponsorship Revenues to be paid to any third party.

                  (B) WEBMD UPSELL REVENUES. WebMD will pay Microsoft fifteen percent (15.0%) of all WebMD Upsell Revenues pertaining to or derived from the Microsoft-sponsored WebMD Memberships and DuPont-sponsored WebMD memberships, during the Term of this Agreement. If WebMD agrees to pay any third party a greater percentage of WebMD Upsell Revenues than the percentage of WebMD Upsell Revenues to be paid to Microsoft hereunder, then the percentage of WebMD Upsell Revenues to be paid to Microsoft hereunder shall automatically be increased to equal the highest percentage of WebMD Upsell Revenues to be paid to any third party.

                  (C) WEBMD E-COMMERCE REVENUES. WebMD will pay Microsoft fifteen percent (15.0%) of all WebMD E-Commerce Revenues pertaining to or derived from the Microsoft-sponsored WebMD Memberships and DuPont-sponsored WebMD memberships, during the Term of this Agreement. If WebMD agrees to pay any third party a greater percentage of WebMD E-Commerce Revenues than the percentage of WebMD E-Commerce Revenues to be paid to Microsoft hereunder, then the percentage of WebMD E-Commerce Revenues to be paid to Microsoft hereunder shall automatically be increased to equal the highest percentage of WebMD E-Commerce Revenues to be paid to any third party.

                  (D) CALCULATION AND PAYMENTS. On a quarterly basis, WebMD shall provide Microsoft with a written statement together with payment for the amounts shown thereby to be due to Microsoft under this
         Section 12.6. Such statement shall be in a format approved by Microsoft that details, at a minimum, (i) the aggregate WebMD Advertising/Sponsorship Revenues, WebMD Upsell Revenues, and WebMD E-Commerce Revenues for the just completed quarter; (ii) Microsoft's allocated portion of such revenues; and (iii) such other information as Microsoft deems necessary to determine the amounts payable to Microsoft under this Section 12.6

         12.7 GENERAL. Receipt or acceptance by the parties of any reports furnished pursuant to this Agreement or any sums paid hereunder shall not preclude such party from questioning the correctness thereof at any time, up to six (6) months after receipt of the report or payment, and in the event that any mistake is discovered in any such report or payment, and the party making the mistake is apprised of it, such party shall immediately rectify the mistake.

         12.8     AUDITS.


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                  (A)    BY WEBMD. During the Term of this Agreement, Microsoft
         agrees to keep all usual and proper records and books of account and all usual and proper entries and other documentation relating to Microsoft Revenue and all payments to be made by Microsoft hereunder. During the Term and for a period of six (6) months following the expiration or termination of this Agreement, WebMD shall have the right to cause an audit and/or inspection to be made of such records of Microsoft in order to verify statements issued by Microsoft and Microsoft's compliance with the terms of this Agreement. Any such audit shall be conducted by an independent certified public accountant selected by WebMD (other than on a contingent fee basis) and reasonably acceptable to Microsoft. Any audit and/or inspection shall be conducted during regular business hours at Microsoft's facilities upon at least thirty (30) days prior written notice. Such audits shall be made no more often than once every twelve (12) months.

                  (B) BY MICROSOFT. During the Term of this Agreement, WebMD agrees to keep all usual and proper records and books of account and all usual and proper entries and other documentation relating to the WebMD Quarterly Reports and all user and other reports submitted or to be submitted by WebMD hereunder. During the Term and for a period of six (6) months following the expiration or termination of this Agreement, Microsoft shall have the right to cause an audit and/or inspection to be made of such records of WebMD in order to verify statements issued by WebMD and WebMD's compliance with the terms of this Agreement. Any such audit shall be conducted by an independent certified public accountant selected by Microsoft (other than on a contingent fee basis) and reasonably acceptable to WebMD. Any audit and/or inspection shall be conducted during regular business hours at WebMD's facilities upon at least thirty (30) days prior written notice. Such audits shall be made no more often than once every twelve
         (12) months.

         12.9 COSTS. Except as expressly provided herein, all costs incurred by any party in fulfilling any of its obligations under this Agreement shall be borne by that party, without reimbursement from the other party.

13.      TERM/DEFAULT/TERMINATION

         13.1 TERM. This Agreement shall commence on the Effective Date and continue, except as provided in Section 3.1(b)(ix) above, for a period of five
(5) years following the earlier of (a) the thirtieth day following the Effective Date or (b) the date on which the transition page (referenced in Section 2.1(a)) is publicly available, unless earlier terminated or extended as provided in this Section 13 (the "Term").

         13.2 RENEWAL. The Term of this Agreement can be extended by Microsoft in its sole discretion for successive additional periods of one (1) year each ("Extended Term") pursuant to the same terms and conditions set forth herein. To exercise the foregoing renewal option, Microsoft shall provide WebMD with written notice of same at least ninety (90) days prior to the expiration of the original Term of this Agreement.

         13.3     TERMINATION FOR CAUSE

                  (A) BY MICROSOFT/WEBMD. In addition to any other rights and/or remedies that such party may have under the circumstances, all of which are expressly reserved, and except as expressly provided in
         Section 13.3(b) below, Microsoft and WebMD may terminate this Agreement at any time if:

                        (I) the other party (i.e., Microsoft or WebMD) is in material breach of any warranty, representation, term, condition or covenant of this Agreement, other than those contained in Section 10, and fails to cure that breach within forty-five (45) days after written notice thereof; or

                         (II)   The other party is in material breach of
                  Section 10; or

                         (III) the other party becomes insolvent or makes any assignment for the benefit of creditors or similar transfer evidencing insolvency; or suffers or permits the commencement of any form of insolvency or receivership proceeding; or has any petition under any bankruptcy law


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                  filed against it, which petition is not dismissed within
                  sixty (60) days of such filing; or has a trustee or receiver appointed for its business or assets or any part thereof.


                  (B)    BY WEBTV, MSNBC, WEBMD.

                         (I) Notwithstanding any other provision of this Agreement, and in addition to any other rights and/or remedies that such party may have under the circumstances, WebMD shall be entitled to terminate this Agreement solely with respect to the WebTV Health Channel, at any time if WebTV is in material breach of any warranty, representation, term, condition or covenant made by WebTV under this Agreement, other than those contained in Section 10, and fails to cure that breach within forty-five (45) days after written notice thereof, or is in material breach of Section
                  10. Further, WebMD shall be entitled to terminate this Agreement solely with respect to the MSNBC Health Section, at any time if MSNBC is in material breach of any warranty, representation, term, condition or covenant made by MSNBC under this Agreement, other than those contained in Section 10, and fails to cure that breach within forty-five (45) days after written notice thereof, or is in material breach of
                  Section 10.

                         (II) Correspondingly, in addition to any other rights and/or remedies that such party may have under the circumstances, WebTV shall be entitled to terminate this Agreement solely with respect to the WebTV Health Channel, at any time if WebMD is in material breach of any warranty, representation, term, condition or covenant made by WebMD under this Agreement solely with regard to the WebTV Health Channel, other than those contained in Section 10, and fails to cure that breach within forty-five (45) days after written notice thereof, or is in material breach of Section 10 (with regard to WebTV confidential information), and neither MSNBC nor Microsoft shall have a right of termination with regard to any such breach. Further, in addition to any other rights and/or remedies that such party may have under the circumstances, MSNBC shall be entitled to terminate this Agreement solely with respect to the MSNBC Health Section, at any time if WebMD is in material breach of any warranty, representation, term, condition or covenant made by WebMD under this Agreement solely with regard to the MSNBC Health Section, other than those contained in Section 10, and fails to cure that breach within forty-five (45) days after written notice thereof, or is in material breach of Section 10 (with regard to MSNBC confidential information), and neither WebTV nor Microsoft shall have a right of termination with regard to any such breach. For purposes of clarification, nothing herein shall limit Microsoft's right of termination under
                  Section 3.3(a) above with regard to any material breach by WebMD that affects more than the WebTV Health Channel or the MSNBC Health Section.

                  (C) SURVIVAL. Termination under Sections 13.3(a)(i)-(iii), and 13(b) shall be effective immediately upon written notice. In the event of termination hereunder, the following sections shall survive:
         Section 2.6 (as appropriate as provided therein), the first sentence of Section 4.3, Sections 9, 10, 12.8, 13.4, 14, 15, 18.2, 18.4, and
         18.5.

         13.4     EFFECT OF TERMINATION.

                  (A) Upon termination, and subject to Section 13.3(b) above, each Party shall, at the other Party's direction, return or certify destruction of Confidential Information of such other Party. No Party shall be liable to the other for damages of any sort resulting solely from terminating this Agreement in accordance with its terms. If Microsoft terminates this Agreement pursuant to Section 13.3 on any date that is more than ninety (90) days after the Effective Date, then WebMD shall pay Microsoft all sums due and owing as of the date of termination, and further shall pay Microsoft two additional quarterly installments on the Advance Payments set forth in Section 12.1(a) or 12.1(b) (whichever section is applicable as of the date of termination). If WebMD terminates this Agreement pursuant to Section
         13.3 on any date that is more than ninety (90) days after the Effective Date, then Microsoft shall pay WebMD all sums due and owing as of the date of termination, and further shall pay WebMD an amount equal to two times the average amount


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         of Microsoft Revenue paid to WebMD under Section 12.2 above over the two quarters immediately preceding the quarter in which the termination occurs (i.e., [(Microsoft Revenue 1st Preceding Quarter + Microsoft Revenue for 2nd Preceding Quarter) / 2] x 2).

                  (B) Upon expiration or termination of this Agreement, each party shall provide reasonable assistance to the other for such reasonable time and upon such terms and conditions as shall be mutually agreed upon in order to assure an orderly transition and wind down in such a manner as shall minimize disruption to the Users. The goal of the parties is to ensure a smooth and seamless transition for the user to maintain a high level of customer satisfaction. Subject to the foregoing, following expiration or termination of this Agreement, WebMD shall immediately provide Microsoft, WebTV, and MSNBC with all User Information WebMD collected prior to the expiration and termination which WebMD is required to provide under Sections 2.6 and 3.1(a) and (b) above. To the extent such rights have been or are obtained from User and subject to Section 2.6, each party may retain and continue to use all User Information in its possession following the expiration or termination of the Agreement.

14.      WARRANTIES AND INDEMNIFICATION.

         14.1 WEBMD WARRANTIES. WebMD warrants and represents that: (i) it has sufficient authority to enter into this Agreement and to grant the rights set forth herein; (ii) it has not previously and will not grant any rights to any third party that are inconsistent with the rights granted to Microsoft, MSNBC and/or WebTV herein; (iii) all materials delivered by WebMD to Microsoft and/or included in the Health Channel pursuant to this Agreement, excluding content provided by Microsoft (directly or through a third party) or MSNBC and used in accordance with their instructions ("WebMD Content") are owned or licensed by WebMD and do not infringe the copyrights, trademarks, service marks or any other personal or proprietary right of any third party; (iv) to the best of WebMD's knowledge after reasonable inquiry, the WebMD Site and Health Channel and all actions occurring on the WebMD Site and Health Channel are in compliance with all applicable laws, including, but not limited to laws governing confidential health care information (i.e., the Health Insurance Portability and Accountability Act of 1996 (HIPAA)); and (v) the Health Channel and all WebMD Content contained therein comply with the Specifications; (vi) WebMD will not upload or permit any upload of any messages, data, images or programs, excluding those provided to WebMD by Microsoft and uploaded in accordance with all Microsoft's directions, to the Health Channel or any Microsoft property or equipment, that would violate the property rights of others, including unauthorized copyrighted text, images, programs or trade secrets or other confidential and/or proprietary information, or trademarks or service marks used in an infringing fashion; (vii) the WebMD Content, to the best of WebMD's knowledge after reasonable inquiry, is factually accurate and does not contain any information, instruction or formula that might be injurious to anyone's physical well-being, and that it does not, and its use by Microsoft as permitted in this Agreement will not, defame or disparage any third party; (viii) WebMD shall be a member in good standing in the TRUSToE privacy program by the earlier of the Effective Date or the availability of the transition page described in Section 2.1(a) above, and shall remain such or be a member in good standing of another industry-recognized online privacy organization during the Term, WebMD shall adhere to information gathering, dissemination, privacy protection and other practices specified in the TRUSToE license agreement available at http://www.truste.org, as such agreement may be amended from time to time or such other organization's license, and with respect to the Health Channel, WebMD's policy program shall be consistent with the privacy policy displayed to end-users as part of the template; and (ix) WebMD has the right to include all parts, including but not limited to content, materials and services, and excluding Advertising, of the WebMD Consumer Site in the Health Channel and the right to grant to Microsoft all rights granted by WebMD to Microsoft under this Agreement, subject only to contracts in existence as of the Execution Date which create the limitations set forth in Exhibit __ hereto.

         14.2 MICROSOFT, MSNBC AND WEBTV WARRANTIES. Microsoft warrants and represents that: (i) it has sufficient authority to enter into this Agreement,
(ii) all materials delivered by Microsoft to WebMD pursuant to this Agreement (excluding any trademarks and logos) do not infringe the copyrights, trademarks, service marks or any other personal or proprietary right of any third party; (iii) to the best of its knowledge after reasonable inquiry, MSN and all actions occurring on the foregoing are in compliance with all applicable laws; and (iv) Microsoft is a member in good standing in the TRUSToE privacy program, and shall remain such or be a member in good standing of another industry-recognized online privacy organization during the Term of this Agreement, and Microsoft shall adhere to information gathering, dissemination, privacy protection and other practices specified in the TRUSToE

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license agreement available at http://www.truste.org, as such agreement may be amended from time to time or such other organization's license. MSNBC warrants and represents that it has sufficient authority to enter into this Agreement. WebTV warrants and represents that it has sufficient authority to enter into this Agreement.

         14.3 INDEMNIFICATION BY WEBMD. WebMD will indemnify Microsoft, MSNBC and WebTV from and against any loss, claim, liability, damage, action or cause of action (including, without limitation, reasonable attorneys' fees) brought against Microsoft by a third party and arising from or related to (a) the WebMD Content; (b) any materials or data provided by WebMD or at WebMD's direction to Microsoft; (c) any act or omission which if true would be a breach by WebMD of this Agreement; (d) any claim that the WebMD Site or Health Channel, or any action occurring on the WebMD Site or Health Channel, violates any applicable laws; (e) any claim that WebMD Content on the Health Channel is not factually accurate or contains information, instructions or formulas that are injurious to person's physical well-being, or defame or disparage a third party; (f) any information subject to HIPAA regulation or (g) the Medical Professionals Section; provided that Microsoft cooperates as set forth in
Section 14.5. Microsoft reserves the right to immediately discontinue the placement of the Health Channel or to otherwise require the removal of any portion of the Health Channel and/or any links to the WebMD Site as provided in this Agreement, pending the satisfactory resolution of such matter, in the event that Microsoft receives a claim from a third party which alleges that the Health Channel, or any part thereof, or a section of the WebMD Site directly linked to by Microsoft or any portion thereof or any materials delivered hereunder: (a) violates any applicable laws, and/or (b) infringes the copyrights, trademarks, service marks or any other proprietary right of any third party; provided that Microsoft in good faith believes that such allegation has merit and provided that Microsoft may only discontinue or remove the relevant portion of the Health Channel or links impacted by or referenced in the claim.

         14.4 INDEMNIFICATION BY MICROSOFT. Microsoft will indemnify WebMD from and against any loss, claim, liability, damage, action or cause of action (including, without limitation, reasonable attorneys' fees) brought against WebMD by a third party and arising from or related to any material contained within the Network Framework, any materials provided by Microsoft to WebMD, or any breach by Microsoft of the foregoing warranties, provided that WebMD cooperates as set forth in Section 14.5. WebMD reserves the right to immediately replace the relevant content from the Health Channel as provided in this Agreement, pending the satisfactory resolution of such matter, in the event that WebMD receives a claim from a third party which alleges that the Health Channel or any portion thereof or any materials delivered hereunder: (a) violates any applicable laws, and/or (b) infringes the copyrights, trademarks, service marks or any other proprietary right of any third party; provided that WebMD in good faith believes that such allegation has merit.

         14.5 INDEMNIFICATION PROCESS. If any action shall be brought against a Party (the "Claimant") in respect to which indemnity may be sought from the another Party (the "Indemnifying Party") pursuant to the provisions of this Section, the Claimant shall promptly notify the Indemnifying Party in writing, specifying the nature of the action and the total monetary amount sought or other such relief as is sought therein. The Claimant shall cooperate with the Indemnifying Party at the Indemnifying Party's expense in all reasonable respects in connection with the defense of any such action. The Indemnifying Party may upon written notice to Claimant undertake to control and conduct all proceedings or negotiations in connection therewith, assume and control the defense thereof, and if it so undertakes, it shall also undertake all other required steps or proceedings to settle or defend any such action, including the employment of counsel which shall be reasonably satisfactory to Claimant, and payment of all reasonably incurred expenses. Claimant shall have the right to employ separate counsel to provide input into the defense, at Claimant's own cost. The Indemnifying Party shall reimburse Claimant upon demand for any payments made or loss suffered by it at any time after the date of tender, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands, or actions, in respect to any damages to which the foregoing relates. The Indemnifying Party shall not settle any claim or action under this Section 14.5 on Claimant's behalf without first obtaining Claimant's written permission, which permission shall not be unreasonably withheld.

         14.6 PRODUCTS OR SERVICES DELIVERED UNDER THE TERMS OF THIS AGREEMENT SHALL BE SUBJECT TO THE TERMS OF THE LIMITED WARRANTY STATEMENT, IF ANY, SPECIFIED BY THE DELIVERING PARTY FOR THE SPECIFIC PRODUCT OR SERVICE. CERTAIN SOFTWARE


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PRODUCTS MAY BE PROVIDED TO THE OTHER PARTY "AS IS" WITHOUT WARRANTY OR
CONDITION OF ANY KIND, IF SO DESIGNATED BY THE LICENSOR. FOR SUCH PRODUCTS, THE ENTIRE RISK AS TO THE RESULTS AND PERFORMANCE OF SUCH SOFTWARE IS ASSUMED BY THE RECEIVING PARTY AND ITS CUSTOMERS AND SUBLICENSEES, IF ANY. THE WARRANTIES SET FORTH IN SECTIONS 14.1, 14.2, AND THIS SECTION 14.6 ARE THE ONLY WARRANTIES MADE BY THE PARTIES. EACH PARTY DISCLAIMS ANY AND ALL OTHER WARRANTIES OR REPRESENTATION EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, AND FITNESS FOR A PARTICULAR PURPOSE. NO PARTY WARRANTS THAT ACCESS TO OR USE OF THE SITES OR CHANNELS WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT ANY SOFTWARE OR SERVICES WILL MEET ANY PARTICULAR CRITERIA OF PERFORMANCE OR QUALITY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, WEBMD EXPRESSLY ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED HEREIN, MICROSOFT HAS NOT MADE ANY EXPRESS OR IMPLIED REPRESENTATIONS, ASSURANCES AND/OR WARRANTIES REGARDING THE NUMBER OF CLICK THROUGHS OR WEBMD SITE WEB PAGE VIEWS WHICH MAY BE GENERATED BY THE PLACEMENT OF LINKS HEREUNDER AND THAT WEBMD HAS NOT RELIED ON ANY STATEMENTS BY MICROSOFT OR ANY THIRD PARTIES IN RELATION THERETO IN ENTERING INTO THIS AGREEMENT.

15.      LIMITATION OF LIABILITIES

         NO PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES, ARISING OUT OF OR RELATED TO THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS SECTION SHALL NOT APPLY TO ANY PARTY'S (A) ABILITY TO OBTAIN INJUNCTIVE OR OTHER EQUITABLE RELIEF; (B) OBLIGATIONS UNDER SECTION 10 OR THE NDA; AND (C) INDEMNIFICATION OBLIGATIONS UNDER SECTION 14.

16.      NON-EXCLUSIVITY; PRESS RELEASES

         16.1 Except as specifically stated herein, nothing in this Agreement will be construed as restricting any Party's ability to acquire, license, develop, manufacture or distribute for itself, or have others acquire, license, develop, manufacture or distribute for itself, content, software, news, sites, search services, search results or the like, which is the same or similar to that contemplated by this Agreement, or to market, promote and distribute same in addition to that contemplated by this Agreement.

         16.2 No party will issue any press release or make any public announcement(s) relating in any way whatsoever to this Agreement or the relationship established by this Agreement without the express prior written consent of the other party, which consent shall not be unreasonably withheld. However, the parties acknowledge that this Agreement, or portions thereof, may be required under applicable law to be disclosed, as part of or an exhibit to a party's required public disclosure documents. If any party is advised by its legal counsel that such disclosure is required, it will notify the other in writing and the parties will jointly seek confidential treatment of this Agreement to the maximum extent reasonably possible, in documents approved by both parties and filed with the applicable governmental or regulatory authorities.


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17.      INSURANCE

         17.1 Effective with the inception and throughout the Term of this Agreement, WebMD shall procure and maintain the following insurance coverage. Such insurance shall be in a form and with insurers reasonably acceptable to Microsoft, and shall comply with the following minimum requirements: Commercial General Liability Insurance of the Occurrence Form with policy limits of not less Three Million Dollars ($3,000,000) combined single limit each occurrence for Bodily Injury and Property Damage combined, and Two Million Dollars ($2,000,000) Personal and Advertising Injury Limit; and

         17.2 WebMD shall procure and maintain the following insurance coverage. Such insurance shall be in a form and with insurers reasonably acceptable to Microsoft, and shall comply with the following minimum requirements: Errors & Omissions Liability / Professional Liability Insurance with policy limits of not less than Four Million Dollars ($4,000,000) each claim with a deductible of not more than $50,000.00. Such insurance shall include coverage for infringement of proprietary rights of any third party, including without limitation copyright and trademark infringement as related to WebMD's performance under this Agreement. The Errors & Omissions Liability / Professional Liability Insurance retroactive coverage date will be no later than the Effective Date of this Agreement. Upon expiration or termination of this Agreement, WebMD will maintain an extended reporting period providing that the claims first made and reported to the insurance WebMD within one year after the end of this Agreement will be deemed to have been made during the policy period.

         Promptly upon execution of the Agreement, WebMD shall provide to Microsoft proof evidencing full compliance with the insurance requirements set forth herein. WebMD shall notify Microsoft in writing if WebMD's insurance coverage is to be canceled or materially altered so as to not comply with the requirements of this section with such notice to provided be no later than the later of (i) at least thirty (30) days in advance of the cancellation or (ii) twenty-four (24) hours after WebMD receives notice of the cancellation.

18.      GENERAL PROVISIONS

         18.1 INDEPENDENT CONTRACTORS. The Parties are independent contractors with respect to each other, and nothing in this Agreement shall be construed as creating an employer-employee relationship, a partnership, agency relationship or a joint venture between the Parties.

         18.2 GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York as though entered into by New York residents and to be performed entirely within the State of New York. The parties consent to exclusive jurisdiction and venue in the state and federal courts sitting in New York. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing Party shall be entitled to recover its costs, including reasonable attorneys' fees.

         18.3 ASSIGNMENT. No party may transfer, assign or sublicense this Agreement, or any rights and/or obligations hereunder, whether by contract or by operation of law, except with the express written consent of the other parties, and any attempted transfer, assignment or sublicense by a party in violation of this Section shall be void and shall constitute a material default and breach of this Agreement. For purposes of this Agreement, an "transfer" under this Section shall be deemed to include, without limitation, the following: (a) a merger or any other combination of an entity with another party where the shareholders of WebMD prior to such merger or combination own less than sixty-five percent (65%) of the merged or combined entity after such merger or combination; (b) any transaction or series of transactions whereby a third party acquires direct or indirect power to control the management and policies of WebMD or Microsoft, as applicable, whether through the acquisition of voting securities, by contract, or otherwise; (c) the sale or other transfer of any part of the business obligated or benefiting from this Agreement or any other substantial portion of assets (whether in a single transaction or series of transactions), or (d) the transfer of any rights or obligations in the course of a liquidation or other similar reorganization of an entity. Subject to the provisions of this Section, this Agreement shall be binding upon and inure to the benefit of each party and their respective successors and assigns. Any transfer, assignment or sublicense approved by a party will at a minimum require that the party to which this Agreement, or any rights and/or obligations hereunder, is transferred, assigned or sublicensed succeeds the transferring, assigning, or sublicensing


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party as to all obligations (including the obligations set forth in this
Section 18.3) of the transferring, assigning or sublicensing party.

         18.4 CONSTRUCTION. In the event that any provision of this Agreement conflicts with governing law or if any provision is held to be null, void or otherwise ineffective or invalid by a court of competent jurisdiction,
(i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect. This Agreement has been negotiated by the Parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against any party. The section headings used in this Agreement are intended for convenience only and shall not be deemed to affect in any manner the meaning or intent of this Agreement or any provision hereof.

         18.5 NOTICES. All notices and requests in connection with this Agreement shall be given in writing and shall be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mail, postage prepaid, certified or registered, return receipt requested, and addressed as follows:

         To WebMD:                                   To Microsoft:
         WebMD, Inc.                                 Microsoft Corporation
         400 The Lenox Building                      One Microsoft Way
         3399 Peachtree Road NE                      Redmond, WA  98052-6399
         Atlanta, Georgia 30326

         Phone:   404.479.7600                       Phone:   425.882.8080
         Fax:     404.479.7603                       Fax:     425.936.7329

         Attention: General Counsel                  Attention: Senior Business Dev't Mgr./Finance

         Copy to: Chief Financial Officer            Copy to:   Law & Corporate Affairs, US Legal
         (not effective for notice purposes)         Fax:      425.936.7409


         To MSNBC:                                   To WebTV:
         --------                                    --------
         MSNBC                                       WebTV Networks, Inc.
         One Microsoft Way                           1250 Charleston Avenue
         Redmond, WA  98052                          Mt. View, CA  94043

         Attention: Dir. Business Dev't              Attention: V.P. Network Media Group
         Phone:   425.882.8080                       Phone:   650.614.6012
         Fax:     425.936.7329                       Fax:     650.463.1529

         Copy to:  Microsoft Law &                   Copy to: Corporate Counsel
         Corporate Affairs, US Legal                 Fax:  650.614.2782
         Fax:  425.936.7409

or to such other address as a Party may designate pursuant to this notice provision.

         18.6     EXHIBITS.   The following Exhibits are part of this Agreement
and are hereby incorporated by reference:

                  Exhibit A-1       Health Channel Content Specifications
                  Exhibit A-2       Health Channel Technical Specifications
                  Exhibit B         In Service Promotion Box
                  Exhibit C         MSN Module
                  Exhibit D         Logo Guidelines
                  Exhibit E         MS Online ID Evaluation Program


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THE OMITTED PORTIONS.


                  Exhibit F         MCS Agreement and Work Order
                  Exhibit G         Use Specifications for the MSN Logos
                  Exhibit H         Non-Disclosure Agreement
                  Exhibit I         WebMD Logos
                  Exhibit J-1       Medical Professionals Section List #1
                  Exhibit J-2       Medical Professionals Section List #2

         18.7 ENTIRE AGREEMENT. This Agreement shall not be effective until signed by both Parties. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or communications. This Agreement shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of WebMD and Microsoft by their respective duly authorized representatives. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.


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         The parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.


MICROSOFT CORPORATION                                      WEBMD, INC.


By /s/ Laura Jennings                                      By   /s/  W. Michael Heekin
  -----------------------------------                        --------------------------------------------


Name  (Print) Laura Jennings                               Name (Print)  W. Michael Heekin
    ---------------------------------                          ------------------------------------------


Title Vice President                                       Title  Executive Vice President and Secretary
     --------------------------------                           -----------------------------------------


Date 6/4/99                                                Date    5/10/99
  -----------------------------------                          ------------------------------------------


MSNBC INTERACTIVE NEWS, L.L.C                              WEBTV NETWORKS, INC.
(Signing solely with regard to Sections 2.1,               (Signing solely with regard to Sections 2.1, 2.6, 3.5,
2.3(a), (b), (e), and (g), 2.6, 3.5, 9, 10, 11.1(c),       9, 10, 11.1(c)-(d), 11.2(a)-(b), 12.9, 13, 14.6, 15, 16, 18,
11.2(a)-(b), 12.9, 13, 14.6, 15, 16, 18,                   Exhibit A-1 paragraphs(A)(3)-(5)and (C), and Exhibit A-2
Exhibit A-1 paragraphs (A)(3)-(5) and (C), and
Exhibit A-2)



By /s/ John C. Nicol                                       By /s/ Vce Poletto
  --------------------------------                           -------------------------------------------


Name (Print) John C. Nicol                                 Name (Print) Vce Poletto
  --------------------------------                             -----------------------------------------


Title General Manager                                      Title VP
  --------------------------------                               ---------------------------------------


Date 5/26/99                                               Date 6/1/99
  --------------------------------                              ----------------------------------------



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Exhibit A-1
Health Channel
Content Specifications

A.       General Content Requirements:


1.       Layout of the Health Channel and Home Page of the MSN Health Section:
WebMD shall ensure that the layout and presentation of materials within the Health Channel, including the amount and placement of advertising and all other space, will be consistent with the Network Frameworks and SDK as further described in this Agreement and otherwise as mutually approved between the parties. For the avoidance of doubt, all WebMD materials available to end users whose access to such materials originates on the Health Channel or on any MSN Site or page thereof shall be displayed to such end user in the Network Framework. WebMD shall include, at a minimum, a 468 x 60 pixel banner space at the top of every page so that it is visible above-the-fold at a screen resolution of 640 x 480 with a standard browser configuration. Microsoft and WebMD shall work together to determine the layout and presentation of the home page of the MSN Health Section so that it is consistent with the layout and presentation of the Health Channel and all other aspects of the MSN Health Section, subject to Microsoft's final approval.

2. Content for the Health Channel: Except as otherwise specifically provided in this Agreement, all content, materials, features, technology, services, etc. included by WebMD within the Health Channel (a) shall be the sole responsibility of WebMD and shall be developed and maintained in accordance with Section B of this Exhibit A-1, (b) shall be relevant to the topic and particular section of the Health Channel in which they are included,
(c) shall be of high quality in all ways, including with respect to editorial content and volume, as determined by comparison to other sources of similar information available on the Internet and in no event shall the Health Channel contain a smaller volume of pages as the WebMD Consumer Site contains as of the Effective Date of this Agreement, (d) shall be comparable or superior to the health related content available on the top five (5) ranked (by Media Metrix) Internet portal/network sites with respect to at a minimum the following factors: (i) substance, quality, volume, (ii) breadth and depth of content,
(iii) tools and functionality, (iv) personalization, (v) appeal and ease of use of user interface, (e) shall be updated by WebMD (A) regularly so as to meet the requirements of sub-sections (b), (c) and (d) above and end-users preferences, including as further described in this Exhibit A-1, and (B) daily to keep the content new and interesting, and (f) subject to the foregoing requirements in (a)-(e), the Health Channel shall be the same or substantially similar as (i.e., in substance, a mirror of) that which is available to end users accessing the WebMD Consumer Site at any time during the Term of this Agreement. Without limitation, WebMD shall include in the Health Channel all material and content contained in the WebMD Consumer Site, including, but not limited to, all material and content provided to WebMD for the WebMD Consumer Site by third parties subject to the following: (x) this requirement shall not apply to material and content that may not be provided to WebMD as a result of contracts in effect as of the Execution Date, (y) with respect to contracts with third parties entered into after the Execution Date, WebMD shall obtain all rights necessary to include such third parties material and content on the Health Channel, and (z) with respect to material and content not included in the Health Channel as a result of (x) above, WebMD shall secure and include equivalent (e.g., those elements described in sub-Section (d) above) material and content for the Health Channel. Dispute Mechanism: In the event that Microsoft, MSNBC or WebTV reasonably believes that WebMD is in material breach of sub-Sections (b) and/or (c) above with respect to the Health Channel or any part(s) thereof, Microsoft will notify WebMD and WebMD shall notify Microsoft within three (3) business days whether WebMD agrees or disagrees with Microsoft, MSNBC or WebTV. If WebMD agrees with Microsoft, MSNBC or WebTV and the parties mutually agree on what modifications shall be made, then WebMD shall have forty five (45) days to make such modification and bring the Health Channel or the relevant part(s) into compliance with such sub-sections. In the event that WebMD disagrees with Microsoft, MSNBC or WebTV or the parties do not mutually agree on what modifications should be made, the parties shall mutually agree on an independent third party to review the Health Channel's, or such part(s)'s, compliance with such sub-Sections. If such independent third party determines that the Health Channel or any part does not meet the requirements of such sub-Sections, Microsoft shall have the right to provide or obtain from any other source replacement content, features, technology, services, etc. and at Microsoft's, MSNBC's or WebTV's request as appropriate WebMD shall host such replacement content, features, technology, services etc. as part of the Health Channel. For the avoidance


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of doubt, Microsoft, MSNBC and/or WebTV may opt to include such replacement content, features, technology, services, etc. as part of the non-Health Channel section of the MSN Health Section.

3. Disclaimer: WebMD shall ensure that the Health Channel shall include a prominently placed welcome notice to all parties that enter the Health Channel that includes the following (or such other disclaimer as may be provided by Microsoft from time to time): "We hope that you find the materials in this service to be a helpful source of information about health-related topics. While we endeavor to keep this information accurate and current, you should keep in mind that our information may contain errors or be incomplete in some respects. Most importantly, information about health and medical matters should not be confused with health or medical advice, which is ultimately an opinion or recommendation as to the proper course of action based on the facts of your specific circumstances. These materials cannot provide you with health or medical advice: only your health care provider can do that. The information contained in this web site is not a substitute for medical advice. Please consult your health care provider before beginning any health related program."

4. References to the Channel: In creating the Health Channel from the WebMD Consumer Site, WebMD shall (a) revise any references that are made in the Health Channel to the WebMD Consumer Site to refer instead to the Health Channel; and (b) obtain Microsoft's prior written approval for those and other references made by WebMD to the Health Channel (e.g., on the Health Channel itself or on the WebMD Site).

5. Links. WebMD shall not include any links from within the Health Channel to the WebMD Site without Microsoft's prior written approval. WebMD shall include links from the Health Channel to other MSN properties upon request by Microsoft.

B.       The WebMD Development Process

In general, the WebMD observes the development process, strategy, content, features, and functionality set forth in this Subsection B with regard to the WebMD Site, and WebMD shall observe the same development process, strategy, content, features, and functionality with regard to the Health Channel except as otherwise expressly provided in this Agreement.

Outline of process:

Marketing or user feature idea.
Research and testing of the proposed initiatives.
Design concepts and more testing.
Formal specifications & scheduling.
Implementation and testing.
Release.
Regular reviews & updates.

WebMD usually observes a 60 to 90 day formal schedule for updating our online service with either new features or improvements that have gone through the above process. Our list of prospective additions is usually longer than what can be implemented on the next release. This allows WebMD to begin planning for additional releases past the nearest one on the horizon.

A big component of how WebMD approaches new features is through market research and testing. Given the competition for space in each release, it is essential only those features which have been tested for user acceptance, etc. make it to the release stage. This focus on testing also allows for flexibility in scheduling new features. If a new feature set appears and needs to be moved up the list because of encouraging test results, our development process allows for the addition of the new item. Conversely, if a feature is planned but does not test well, then the latitude exists to drop it and consider other things.

Overview


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For an individual, the complexity of consumer healthcare devolves into four spheres: 1). Multiple roles; 2). The ongoing need for information from a variety of sources on a wide array of subjects delivered on a customized basis;
3). The diminution of traditional sources and authorities (e.g. doctors and nurses); 4). The corresponding rise of a feeling that, in self-defense, an individual needs to assert themselves to get the best results.

At the household level the key decision-maker for consumer health is a woman 30's-50's who is dealing with a number of health issues both major and minor on a weekly/monthly basis. Our perspective (driven by our experience as well as research) on this person is that she acts as the primary actor for herself as well as an intermediary for a circle of dependent actors (spouse, children, parents, friends, etc.) who look to her for information.

Obviously, the use of the Internet to deliver healthcare experiences and information to consumers could be a huge boon. In our opinion, this has not happened yet. The typical approach has either been heavily content driven (put a lot of content and references online) or community oriented (start a message board). However, the simple question of what spectrum of information, connections with other people, and services do healthcare consumers want and need has not been addressed yet in an integrated fashion.

Summary of the Service

"There is a place where people come together to find information and discuss important health issues with their family and community. A place to share experiences with others and with informed professionals and to find resources" "WebMD is that place."

WebMD's strategy will be to build a healthcare portal that is "the place to be." The idea is that of a health place that is extremely targeted and informative yet reassuring and comforting to a consumer. It signifies "home", "trust", "stickiness", and a starting point for all healthcare interactions. It also fits with the idea of a specific, personalized home page/health service that builds over time since the strategy of personalization is to create a barrier to exit for members.

The overall tone, look, and feel of the site will be designed to match the type of traffic that will be hitting that particular part of the service. For example, if someone is visiting the unregistered part of the service, and is not a member, the look and feel will be geared to an upbeat, almost spritely approach. It will not be quite as fluffy and Cosmopolitan-like as a Thrive, but it will not be somber and depressing like some of the other more intense health sites. Conversely, if it is someone who is going directly to a deeper tier area (Breast cancer), they will be presented with a slightly more serious approach than the generalized part of the service. For registered members, the personalized home page will be very warm, approachable and homelike.

Within the WebMD service, the consumer health portal will have its own name, positioning and branding and yet will link back and support the overall WebMD branding.

The overall construction of the site will be comprised of 5 tiers. The outermost tier (T1) represents our audience development tactics that will find potential members of the service, attract them to the service (T2), register them (T3-T5), and then keep them over time (T3-T5).

The T1 methods WebMD will use to attract audiences to the service will include on-air calls to action (e.g., the CNN relationship); PR; relationships with other offline aggregators (support groups, non-profits); selective purchases of targeted portal banners; affiliations with other health oriented sites, USENET groups, bulletin boards, etc.

Tiers 2-5 (T2-T5) represent the actual service itself. In general, the construction of the service should be in such a way as to provide a landing pad for the various types of traffic the service will receive and convert it into active members. Secondly, the service should provide an easy point of entry for returning existing members. Lastly, the goal of all four tiers (T2-T5) should be to always obtain more information from the member so as to deliver a more personalized service.

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T2 is the "general" part of the service. It does not require registration. It casts the widest net for new members as the audience feeds it will receive will be broadly distributed in their interests. It rewards visitors by providing a variety of content and references (to quickly answer questions), quick search capabilities of internal resources as well as selected parts of the internet ("The best health search on the planet"), teasers on events (a variety of chats with experts and famous health care personalities), and access to locator services (find a doctor, etc..). It invites people to join to receive more information, periodic updates, personalized service, etc.

T3 is the registration-lite portion of the service. The goal will be to get people to register (screen name, password, e-mail address) for a content or news feed, message board(s), event(s) (chat, streaming video event), updates, etc.. The approach is low-level and non-threatening. It should be seen as an easy entry method to start a personalization dialog with subsequent interactions and follow-up messaging. From an audience development standpoint, there may be several hundred external T1 calls to action that immediately direct people to T3 and bypass entry through T2. An example would be to market a chat with the world's expert on HIV therapeutics through a spot on CNN, a posting on an event board, and listings in newspaper and TV Guide. The call to action would put the prospective members into the T3 part of the service (e.g. the event) versus pushing them through T2.

T4 is registration heavy and probably has our hardest core, most active members. They have arrived to this level by extensive use of personalization and repeat usage of the service. They may have come in through T2, T3 migration, or directly through registration in one of many intensive, specialized services. An example of a T2, T3 bypass strategy here would be working with the American Diabetes Association (ADA) to provide a specialized information and community service to their members. The members attracted through this method would go directly to T4 diabetes.

T5 is a sub-section of T4 in that this could be a group that subscribes to or pays for additional services and benefits.

In summary, the goal with the five tiers is to attract potential audiences and have them become registered members. The tactics will be to provide multiple points of entry that are best suited for the groups WebMD will be attracting. Once someone has registered with the service, the goal then becomes personalizing the service to increase retention and improve financial returns through market research, targeted sponsorship, and e-commerce opportunities. Of course, a consistent thread of thought running through this is a focus and emphasis on privacy protection and trust.

Detailed Features & Functionality

Except as otherwise provided in this Agreement and subject to Microsoft's right to reject any part thereof, WebMD will supply to Microsoft as part of the Health Channel the Content, Community, Commerce, Services and Other Transactions, Customization/Personalization, Metrics set out below, or its equivalent, meaning at a minimum comparable or superior to in substance, quality, volume, breadth and depth of content, tools and functionality, personalization, appeal and ease of use of user interface, etc.. The source of all content and materials contained Health Channel by WebMD (unless otherwise requested by Microsoft) will be only from un-biased, non-corporate sources and all such sources are subject to Microsoft's approval, provided that Microsoft shall not unreasonably withhold approval of any un-biased, non-corporate source.

Content

- ----------------------------------------------------------------------------------------------------------------------
Feature            Release           Tier                       Details
- ------------------ ----------------- -------------------------- ------------------------------------------------------
News               Current           Tier 2: Home page          Current Sources include Reuters Health News,
                                                                Healthscout, and proprietary news and features
                                                                created by WebMD, provided that subject to contracts
                                                                existing as of the Execution Date, MSNBC shall be
                                                                the sole provider of news for the Health Channel
                                                                unless otherwise approved by Microsoft
                                                                Current sources provide 50+ health news articles per

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


                                                                 day. Will have access to additional sources through CNN or the equivalent, provided that subject to contracts existing as of the Execution Date, MSNBC shall be the sole provider of news for the Health Channel unless otherwise approved by
                                                                 Microsoft.
- ------------------ ----------------- -------------------------- ------------------------------------------------------
Reference          Current           Tier 2: Home page          Content acquired from multiple sources
                                                                Presented in various navigational schema: Health
                                                                Topics A-Z, Medical Encyclopedia, Self-Care Advisor,
                                                                Drug Reference, Etc.
                                                                DMK database has over 8,000 articles
                                                                SHN database has over 15,000 articles
                                                                Databases from Intelihealth and other providers
                                                                represent an additional 30,000 plus articles
                                                                Acquisition efforts continuous & on-going
- ------------------ ----------------- -------------------------- ------------------------------------------------------
General Search     Current           Tier 2: Home page,         Provides non-integrated search of reference, news,
                                     throughout service         and chat events
- ------------------ ----------------- -------------------------- ------------------------------------------------------
Member's only      Current           Tier 3, Tier 4 -           Provides all of General Search, plus searching of
search                               throughout                 message board posts, web
- ------------------ ----------------- -------------------------- ------------------------------------------------------
Integrated         Possibly 3/12     All tiers throughout       Allows user to search on any database of content
search             release or later                             throughout the service as well as throughout the
                                                                rest of the internet.  Results will lead to
                                                                invitation to join if registration is required for
                                                                certain content
- ------------------ ----------------- -------------------------- ------------------------------------------------------
Related            Current           Tier 3 and 4 throughout    Allows user to get list of documents related in
Documents                                                       concept and content to any content currently being
(Librarian or                                                   viewed, including message board posts, chat
"Exemplar                                                       transcripts, etc.
searching")
- ------------------ ----------------- -------------------------- ------------------------------------------------------
Ask an Expert      Current           Tier 2 (read only), Tier   These features are designed to add both personality
                                     3 & 4: ability to ask      and depth to the service.  Currently utilized in
                                     questions                  disease-specific categories, this will be enhanced
                                                                over time to include "celebrity" experts (e.g. Dr.
                                                                Ruth, Dr. Weil, equivalent others) and broaden its
                                                                appeal.
- ------------------ ----------------- -------------------------- ------------------------------------------------------
Wellness           Some current      Tier 2, with supporting    Wellness information is a broad category to describe
content            more slated for   features and               information provided to a "well" (vs. an ill)
                   release           communities on Tier 3      consumer. It will included features, message boards,
                   through out       and 4                      and chats on fitness, sports, sexuality, nutrition, etc
                   1999
- ------------------ ----------------- -------------------------- ------------------------------------------------------
Natural            Some current      Tier 2, with supporting    Natural medicine coverage could be considered a more subset
medicine           more slated for   features and               of Wellness above, but many consumers both in the "well"
                   release           communities on Tier 3      and in the "ill" population identify themselves with
                   through out       and 4                      natural or alternative or complementary therapies.
                   1999                                         Providing specific content navigation and community
                                                                features for this population will yield significant loyalty and repeat usage
- ------------------ ----------------- -------------------------- ------------------------------------------------------

Community

- ------------------ ----------------- -------------------------- ------------------------------------------------------
Feature            Release           Tier                       Details
- ------------------ ----------------- -------------------------- ------------------------------------------------------
Topics covered     Current and       Tier 3 and 4               Currently manage 10 separate communities covering a
in community       future                                       total of 18 conditions.


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


Community                                                        Slated to add 17 tier 3 and tier 4 communities in 3/99,
                                                                 including: Allergies, Alzheimers, Back Pain, Cholesterol
                                                                 Reducer, GI/Heartburn, HIV/AIDS, Hypertension, Impotence,
                                                                 Menopause/HRT, Migraines, Multiple Sclerosis, Osteoporosis,
                                                                 Otitis Media, Parkinsons, Schizophrenia, Smoking Cessation
                                                                 After 3/99, adding significant number (100-140) of
                                                                 community features for Tier 3 level, including sexuality,
                                                                 natural medicine, sports medicine, fitness, etc.
- ------------------ ----------------- -------------------------- ------------------------------------------------------
Message            Current           Tier 3 and 4 throughout,    Currently 30 disease-specific message boards moderated by
Boards                               eventual read-only          WebMD staff Adding several hundred more message boards
                                     access for Tier 2           during 1999 Message board technology includes search
                                                                 capability, integration into "Librarian" function,
                                                                 integration into complete WebMD personalization features
                                                                 (see below), ability to list messages by author, and
                                                                 linkages to other types of content.
- ------------------ ----------------- -------------------------- ------------------------------------------------------
24 hour chat       Current           Tier 3 and 4 throughout    Currently run approximately 20 chat rooms using
rooms                                                           iChat, subject to WebMD's obligation hereunder to
                                                                use Microsoft Chat technologies.  Chat rooms are
                                                                unmoderated and including Private room creation
                                                                functions.
- ------------------ ----------------- -------------------------- ------------------------------------------------------
Live chat events   Current           Tier 3 and 4               Currently host approximately 50 text-chat events per
                                                                month.  Guests are experts from various geographies
                                                                and institutional affiliations.
                                                                Currently relationships in place with UCSF and OHSU
                                                                schools of nursing for chat guests.  Managed by a
                                                                WebMD funded faculty position at UCSF.  Academic
                                                                affiliates will grow substantially
                                                                Throughout 1999 WebMD will target "celebrity"
                                                                experts for live events
                                                                By end of 1999 will add up to 10 live audio/video
                                                                streaming events which shall be available using
                                                                Microsoft's Windows Media Player
- ------------------ ----------------- -------------------------- ------------------------------------------------------
Behavioral         Currently in      Tier 4 and Tier 5          Doing research with faculty at OHSU in running
health             research phase,                              behavioral modification classes (smoking cessation,
interventions      full roll out                                weight management, etc.) in an online environment
                   by end of 1999                               First test was "Healthier Holidays Club" weight
                                                                control group that ran with 12 participants from
                                                                11/98 - 1/99.  More programs in smoking cessation
                                                                etc. on the way.
- ------------------ ----------------- -------------------------- ------------------------------------------------------

Commerce, Services and Other Transactions

- ------------------ ----------------- -------------------------- ------------------------------------------------------
Feature            Release           Tier                       Details
- ------------------ ----------------- -------------------------- ------------------------------------------------------
Participation in   Current           Throughout                 Relationships in place with Amazon, Powells.com
affiliate                                                       Mechanism in place for future affiliate relationships
programs
- ------------------ ----------------- -------------------------- ------------------------------------------------------
Online drugstore   Target Date:      Throughout                 Either through partnerships with PlanetRx.com,
                   May 99,                                      drugstore.com or equivalent others, or through



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

- ------------------ ----------------- -------------------------- ------------------------------------------------------
                   At the latest:                               proprietary developments with critical partners, WebMD will
                   October 31, 1999                             provide a mechanism for purchasing any over the counter
                                                                item typically found in a drug store, as well as purchasing prescription drugs and refilling existing prescriptions
                                                                online.
- ------------------ ----------------- -------------------------- ------------------------------------------------------
Home medical       Target Date:      Throughout                 Similar to drugstore applications, WebMD plans on
supplies           May 99, At the                               exploring the market for home health products and
                   latest October                               offering purchasing opportunities to our members
                   31, 1999                                     through WebMD
- ------------------ ----------------- -------------------------- ------------------------------------------------------
Directories        Target Date:      Throughout                 Allow users to look up healthcare resources by type,
                   May 99, At the                               location, reputation etc.
                   latest, June                                 Works for hospitals, MDs, alternative care providers
                   30, 1999                                     Possible source for additional revenue
- ------------------ ----------------- -------------------------- ------------------------------------------------------
View lab test      Possibly by end   Tier 4 & 5                 Gives user the ability to request lab results,
results            of 1999.  Goal                               either through MD (who might need to be a WebMD
                   to complete no                               subscriber) or directly from lab.
                   later than 2000                              Depends heavily on relationships with lab companies,
                                                                privacy issues, etc.
- ------------------ ----------------- -------------------------- ------------------------------------------------------
Scheduling with    Possibly by end   Tier 4 & 5                 Tricky - requires access to doctor's scheduling
doctor, other      of 1999 Goal to                              system, verification, etc.
practitioners      complete no
                   later than 2000
- ------------------ ----------------- -------------------------- ------------------------------------------------------
Keep personal,     Possibly by end   Tier 4 & 5                 This feature becomes particularly useful if the
family medical     of 1999 Goal to                              online medical record is viable in the clinical
record             complete no                                  setting - which may take a while
                   later than 2000
- ------------------ ----------------- -------------------------- ------------------------------------------------------


Customization/Personalization

- ------------------ ----------------- -------------------------- ------------------------------------------------------
Feature            Release           Tier                       Details
- ------------------ ----------------- -------------------------- ------------------------------------------------------
My Desk            Current           Tier 4 & 5                 Allows any registered user to build new desk drawers
                                                                and store articles in each drawer.  The Librarian
                                                                functionality appears in the drawer to point to
                                                                related documents based on every article in the
                                                                drawer.
- ------------------ ----------------- -------------------------- ------------------------------------------------------
Suggested news     Current           Tier 4 & 5                 At the beginning of each registered and profiled
                                                                member's WebMD session they are directed to
                                                                suggested news - headlines culled from today's news
                                                                feed that are most relevant to their particular
                                                                health profile
- ------------------ ----------------- -------------------------- ------------------------------------------------------
Suggested          Current           Tier 4 & 5                 Similar to suggested news, registered/profiled
message board                                                   members are invited to join message board
threads                                                         discussions that are relevant to them
- ------------------ ----------------- -------------------------- ------------------------------------------------------
"Integrated"       Summer 1999       Tier 4 & 5                 Ability for one WebMD member to have multiple condition or
profiles                                                        treatment based profiles, and multiple "roles" (e.g.
                                                                diagnosed, concerned, caregiver, other) represented in one membership. This will allow our primary target (women who
                                                                are primary healthcare decision-maker in household) to
                                                                manage health information and support for the multiple
                                                                individuals in their lives.


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

- ------------------ ----------------- -------------------------- ------------------------------------------------------
Additional         Throughout 1999   Tier 4 & 5                 Alexandria allows WebMD to perform any comparison
applications of                                                 WebMD wishes - content to content, profile to
the WebMD                                                       content, profile to profile.  This allows the
"Alexandria"                                                    addition of collaborative filtering, and other types
platform                                                        of personalization, automated group building or
                                                                information organization.
- ------------------ ----------------- -------------------------- ------------------------------------------------------


C. Metrics

1. Customer Satisfaction: WebMD's goal is that the WebMD Consumer Site will be the third ranked health site by December 31, 1999, the second ranked consumer health site by July 31, 2000, and the first ranked consumer health site by December 31, 2000, as measured against the health sections of other Internet portal sites and general consumer health sites on the Internet. WebMD will monitor customer satisfaction under this paragraph 1 using quantitative research reported every six months starting on the date that is six months from the Effective Date, which research shall measure all important customer metrics, including, but not limited to: awareness, image, satisfaction and likelihood to actually use. WebMD will include additional customer metrics at Microsoft's request, and no metric once measured may be removed without the mutual agreement of the parties.

2. Pages Viewed. By December 31, 1999 the MSN Health Section will have an average number of pages viewed per unique user per month that is equal to or above the average number of pages viewed for health sections of other Internet portal sites and other Internet health sites, as determined by Media Matrix (or some other mutually agreed upon industry analyst). By mutual agreement this metric may be changed for another measure of User involvement on the MSN Health Section as compared to other health sites and sections on competitive networks and the Internet.

3. Focus Group Research. WebMD will conduct focus group research once each 6 months of each Year and will conduct usability research prior to each release (e.g., T1, T2, T3, etc.) of the Health Channel. WebMD will share the results of this research with Microsoft, and WebMD and Microsoft will mutually agree to a plan and schedule to implement findings from this research that are commercially reasonable to implement to improve the offerings of the Health Channel.

4. Failure to Meet Metrics. In the event that WebMD fails to meet any of the obligations in the Metrics section of this Exhibit A-1, the parties shall meet within twenty (20) business days of a notice from any party. At such meeting, WebMD shall present a plan for compliance, including the timeframe therefore, and Microsoft shall approve such plan or suggest an alternative plan. If the parties fail to reach agreement on a plan for compliance (either as proposed by WebMD or Microsoft), WebMD will have 120 days from the meeting to comply. If WebMD fails to comply within such time frame (or within the timeframe of any agreed upon plan for compliance), the Health Channel may be reduced by Microsoft down to a minimum of 50% of the MSN Health Section at Microsoft's discretion, and Microsoft will have the option to fill the non-Health Channel sections of the MSN Health Section with any programming, content, or partnerships that Microsoft considers appropriate in its sole discretion. Notwithstanding the foregoing, nothing herein shall be deemed to limit any remedy either party may have under this Agreement or otherwise.


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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.




Exhibit A-2
Health Channel
Technical Specifications


Network Framework/In Service Promotion Requirements. WebMD shall incorporate the Network Frameworks on each page within the Health Channel in accordance with the MSN.COM Software Development Kit. Microsoft may modify the Network Framework in its sole discretion, and WebMD shall implement such modifications pursuant to the terms of the SDK within the same time frame as required for other channels within the MSN Site. WebMD shall also comply with the style guidelines and other applicable terms set forth in the MSN.COM SDK in creating the Health Channel, and WebMD shall incorporate the In Service Promotion Box on each page within the Health Channel in the manner provided by Microsoft. All traffic will be redirected from health.msn.com (or such other URL(s) as may ultimately be allocated to the Health Channel) to WebMD's servers where the Health Channel's fully Frameworked pages will be served (as described above); provided that Microsoft may opt in its discretion to host all or any part of the Health Channel by giving WebMD thirty (30) days written notice of each exercise of its option; and further provided that WebMD will provide all such reasonable support and assistance as is necessary to enable Microsoft to so host by the end of the thirty (30) day notice period or such other period as is mutually agreed by the parties. Microsoft requires that WebMD maintain certain minimum standards for connectivity and availability (these requirements may be updated by Microsoft from time to time by written notice from Microsoft to WebMD, and WebMD shall implement such modifications within 30 days following such notice):

All pages of the Health Channel must begin loading quickly (within 5 seconds on a 28.8bps modem measured as a rolling weekly average).

All pages of the Health Channel must be reachable/available 99.8% of the time, subject to reasonable regularly scheduled maintenance of which Microsoft is notified in writing on a monthly basis at least five (5) business days in advance of each calendar month. Such notice shall include at a minimum all work to be done and the estimated down time.

WebMD's servers must be capable of handling all traffic that the Health Channel will send WebMD, and in any case no less than a minimum of 7 million page-views per week as of the Effective Date and at all times during the Term, which such number of page views shall increase (but not decrease without Microsoft's approval) at a rate equal to that necessary to accommodate traffic resulting from the increased traffic to the MSN Site on a month to month basis, and shall at a minimum be no less than 14 million by the first day of Year 3 and 21 million by the first day of Year 5.

Domain Name. Microsoft will register and maintain domain names for the Health Channel. WebMD will insure that the domain name specified by Microsoft is displayed in the user's browser URL window when a user is accessing any part of the Health Channel.

Statistical and Other Reporting.
WebMD agrees to provide page view, unique user reporting and other statistical reporting for the Health Channel, as specified by Microsoft in writing from time to time under this Agreement. Such information shall be recorded on a calendar monthly basis. WebMD shall provide such information to Microsoft within seven (7) days of the end of each calendar month. WebMD shall have 30 days to implement any changes in such reporting requirements. As an alternative, WebMD agrees to incorporate Microsoft's WebStats technology on the WebMD servers used to host the Health Channel for the purpose of statistical tracking of users on the Health Channel. WebMD shall provide Microsoft with monthly system maintenance schedule as provided in Section 1 of this Exhibit A-2. WebMD shall provide Microsoft with a daily and also a weekly content refresh schedule, which such schedule shall be provided in writing at least forty-eight (48) hours in advance of the planned refresh time.

Browser Viewing. WebMD agrees that the Health Channel, as served by WebMD servers, will be easily viewable on all popular browsers, including but not limited to Internet Explorer, Netscape Navigator and WebTV. Also, users of Windows, Macintosh, Linux and Unix systems should all be able to view pages served by WebMD. (A complete list of required browser and platform support is contained in the MSN SDK currently found at

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THE OMITTED PORTIONS.



http://partner.msn.com). In no event will WebMD make any technology decision that renders the content viewing experience of Internet Explorer users on the Health Channel to be inferior to the viewing experience of users elsewhere on the MSN Site.

Ad Server. WebMD shall comply with Microsoft's specifications to configure the Health Channel to call the ad server(s) specified by Microsoft to display Advertising provided by Microsoft under this Agreement.

Service and Support. WebMD will follow the procedures and provide the information set forth below in the event of any site failure(s) or decline(s) in performance. The parties shall work together to expand the procedures set forth below within ninety (90) days of the Effective Date as reasonably necessary to ensure that Microsoft is notified of all site failure(s) or decline(s) in performance.

WebMD shall notify Microsoft within thirty (30) minutes of any site outages. WebMD will send such notification to a an email address or alias and phone/pager # designated by Microsoft. In the event of a system outage, WebMD will post and serve to users attempting to reach the Health Channel a message page in all ways mutually acceptable to both parties which such message page will be posted within one (1) hour of WebMD discovering the outage and shall remain in place until such outage has ceased. WebMD and Microsoft shall mutually agree on a escalation process which shall include at a minimum additional email, phone and pager contacts, as appropriate, for escalation of site problems between the parties. During any site failure or decline in performance, WebMD shall give Microsoft regular notification of the status of the problem and the problem resolution activities until the situation has ceased. The frequency of the notification will depend on the severity of the problem with more regular notice being given for a more sever problem. Following resolution of any site failure or decline in performance, WebMD will provide Microsoft with reports detailing the fault or problem events on a bi-weekly or monthly basis as determined by Microsoft in each situation. Following the resolution of any site failure or decline in performance, WebMD will provide Microsoft with a report(s) of all remedial actions taken and preventive measures taken to avoid similar fault conditions or problems in the future.

All bug fixes and site changes shall be completed within a reasonable period of time under the circumstances of each situation and WebMD shall provide Microsoft with a report of all material fixes and changes on a monthly basis. WebMD shall provide Microsoft with all assistance needed by Microsoft to provide end users with information about service, performance, bug fixes, content updates and any other area concerning the Health Channel, including but not limited to answers to frequently asked questions and service notices.

In the event that WebMD fails to meet any of the obligations in this Service and Support section (including any expanded obligations) of this Exhibit A-2, the parties shall meet within twenty (20) business days of a notice from any party. At such meeting, WebMD shall present a plan for compliance with the above service and support requirements (including any expanded obligations) including the timeframe therefore and Microsoft shall approve such plan or suggest an alternative plan. If the parties fail to reach agreement on an alternative plan, WebMD shall have sixty (60) days from the meeting to comply with the above service and support requirements (including any expanded obligations); provided that if WebMD fails to comply, Microsoft shall be released from its obligations to meet any and all Guarantees under Section 12.2 (e.g., the First Year Guarantee, Second Year Guarantee, Third Year Guarantee, etc.) for the Year in which the failure first occurs.


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THE OMITTED PORTIONS.




Exhibit B
In Service Promo


                               [GRAPHIC OMITTED]

Graphic shows screenshot of a current example of an in service promotion box to be featured on each page within MSN's web site.



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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.


Exhibit C
MSN Module



                               [GRAPHIC OMITTED]

Graphic shows an example of an MSN module which will include a "Go to MSN" logo link.




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THE OMITTED PORTIONS.



Exhibit D
Logo Guidelines

(for use of MSN link logos provided per Section 3 of the Agreement)

1. WebMD may display only the "Go to MSN" link logo, or other MSN link logos, as provided by Microsoft from time to time under the Agreement ("Logos").

2. WebMD may only display the Logos on the WebMD Site as provided in the Agreement, and not in any other manner. The Logos must always be active links to the MSN Site at http://www.msn.com/.

3. GIF files for the Logos include the words "Go to MSN" or similar wording, describing the significance of the Logos on the WebMD Site (i.e., the Logos are links to MSN or references to MSN features, not endorsements of the WebMD Site). WebMD may not remove or alter these, or any other element of the Logos.

4. WebMD may only display the Logos on web pages that include the Network Frameworks and must be placed at the bottom of such pages. WebMD's company name or logo must appear at least as prominent as the Logos. WebMD may not display the Logos in any manner that implies affiliation with, sponsorship, endorsement, or license by Microsoft, except as contemplated in the Agreement.

5. Each Logo must appear by itself, with a minimum spacing (the height of the Logo) around the Logo to separate it from other graphic or textual elements on your page. The Logos may not be used as a feature or design element of any other logo.

6. WebMD may not alter the Logos in any manner, including size, proportions, colors, elements, etc., or animate, morph or otherwise distort its perspective or two-dimensional appearance.

7. WebMD may not display the Logos on any site that disparages Microsoft or its products or services, infringes any Microsoft intellectual property or other rights, or violates any law of any jurisdiction.

8. These Logo Guidelines do not grant a license or any other right in Microsoft's logos or trademarks. Microsoft reserves the right in its sole discretion to terminate or modify permission to display the Logos at any time. Microsoft reserves the right to take action against any use that does not conform to these Logo Guidelines, infringes any Microsoft intellectual property or other right, or violates other applicable law.

9. MICROSOFT DISCLAIMS ANY WARRANTIES THAT MAY BE EXPRESS OR IMPLIED BY LAW REGARDING THE LOGOS, INCLUDING WARRANTIES AGAINST INFRINGEMENT.


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THE OMITTED PORTIONS.



Exhibit E
MS Online ID Evaluation Program Agreement

This evaluation agreement ("Agreement") is made by and between MICROSOFT CORPORATION, One Microsoft Way, Redmond, WA 98052 ("Microsoft") and WebMD Inc., 400 The Lenox Building, 3399 Peachtree Road NE Atlanta, Georgia 30326 ("Company") as of the later of the two signature dates (the "Effective Date").

         WHEREAS, Microsoft desires that Company test, utilize and evaluate the software associated with Microsoft's proprietary authentication service currently known as Microsoft Online ID and the associated SDK (the "Product"); and

         WHEREAS, Company desires to test, utilize and evaluate the Product in anticipation of participating in the full Microsoft Online ID program when, and if, such program is generally released to the market.

         NOW THEREFORE, the parties agree as follows:

1.       EVALUATION LICENSE

         (a) Company shall implement the Product and all upgrades and fixes provided by Microsoft within a test version of the Health Channel and the WebMD Site ("Company Site"), such implementation shall be in compliance with the standard SDK provided with the Product. Upon Microsoft's direction, Company shall implement the Product on the version of Company's Site that is available to the general public. In connection with such implementation, Microsoft grants to Company a limited, non-exclusive, nontransferable, royalty-free license to use the Product on Company's CPUs and any accompanying printed materials ("Documentation"), for the purpose of developing the Company Site to ensure compatibility with the Product and testing and evaluating the Product and associated applications created by Company that are required to be integrated with the Product. All other rights are reserved to Microsoft. Company shall not use the Product for any purpose other than as set forth in this Agreement. Company shall not rent, lease, sell, sublicense, assign, or otherwise transfer the Product or the Documentation. Company may not reverse engineer, decompile, or disassemble the Product, except to the extent that the foregoing restriction is expressly prohibited by local law. Microsoft and its suppliers shall retain title and all ownership rights to the Product.

         (b) Company agrees to provide reasonable feedback to Microsoft, including but not limited to usability, bug reports and test results, with respect to the testing of the Product, within fifteen (15) days of Company's receipt of the Product and each upgrade and fix. Company will use reasonable efforts to review and comment on all Documentation supplied. All bug reports, test results and other feedback made by Company shall be the property of Microsoft and may be used by Microsoft for any purpose it sees fit. Due to the nature of the development work, Microsoft is not certain as to when errors or discrepancies in the Product may be corrected; however Microsoft will provide Company with all bug fixes and upgrades as such items become available and Company agrees to implement said fixes and upgrades within ten (10) days of receipt.

2.       PRIVACY POLICY

Company acknowledges that the privacy of end-users' personal information is a core component of the Microsoft Online ID program. Company represents that it is either currently or will become, prior to the implementation of the Product on the version of Company's Site that is available to the general public, a participant in an industry recognized independent privacy program, such as the TRUSTe Program or the BBBOnline Privacy Seal Program, which: (a) requires an approved privacy policy to be posted within the Company Site in a manner that is readily accessible to the end-users; (b) requires Company to obtain explicit consent to any usage of their personal information for any purpose other than described in Company's privacy policy; (c) provides for a dispute resolution method with adequate enforcement mechanisms; (d) reviews, monitors and enforces the standards set by the program; and (e) requires Company to comply with additional privacy standards which may become recognized by the industry from time to time. All versions of Company Site utilizing the Product shall comply with the standards set by such independent privacy program.


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THE OMITTED PORTIONS.



3.       MICROSOFT SERVICES

         (a) Microsoft shall provide a mechanism and user interface (the "Sign Up Mechanism") which will allow end-users to participate in the Microsoft Online ID program and obtain appropriate user names and passwords upon accessing Company Site.

         (b) Microsoft shall provide authentication services for end-users entering the Company site who have a Microsoft Online ID. If such end-user has not yet obtained a Microsoft Online ID the end-user will be directed to the Sign Up Mechanism described in Section 3(a).

         (c) During the authentication process, Microsoft shall provide Company with the core profile information contained within the Microsoft Online ID database as determined by Microsoft in its sole discretion (the "Core Profile").

4.       INFORMATION USAGE

         (a) Company may use the information in the Core Profile in perpetuity for any purpose provided that Company complies with the requirements set forth in Sections 2 and 7.

         (b) Microsoft shall provide Company with a list of the information contained within the Core Profile and if Company receives updated or additional Core Profile information from an end-user then Company agrees to provide end-users with the option of updating this information in the central Microsoft Online ID Core Profile. The Product will provide a standard Microsoft Online ID update mechanism to facilitate updates to the Microsoft Online ID Core Profile.

5.       DESIGN AND USER INTERFACE

(a) Prior to the implementation of the Product on the version of the Company Site which is available to the general public, Microsoft may request compliance with certain additional design and user interface guidelines ("Microsoft Online ID UI Guidelines") not included within the SDK, including but not limited to Microsoft Online ID logo placement, text copy, links, and input boxes (e.g. for sign in). Within ten (10) days of Company's receipt of the Microsoft Online ID UI Guidelines, Company shall implement the specified user interface and comply with the specifications set forth in such guidelines.

(b) Microsoft will include Company's logo within the Sign Up Mechanism, in connection with such use Company hereby grants Microsoft a non-exclusive, royalty free, worldwide limited right to use and display Company's name and logo. Microsoft will provide logo specifications to the Company and the Company agrees to provide the requested logos to Microsoft on a timely basis.

6.       PRODUCT MAINTENANCE AND SUPPORT

Microsoft shall use commercially reasonable efforts to provide technical support for the Product. Microsoft agrees to designate one primary contact person that will be responsible for coordinating all technical support inquires and responses and Company agrees to designate one primary contact person that will be responsible for sending inquiries to and receiving responses from the designated Microsoft person.

7.       TERM OF AGREEMENT

         (a) The term of this Agreement shall commence on the Effective Date and shall continue for an initial period of six (6) months provided that the term shall automatically renew for additional one (1) month periods unless terminated as otherwise provided for in this Agreement, amended or superceded by further agreement. Either party may terminate this Agreement at any time, with or without cause, upon sixty (60) days prior written notice;


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THE OMITTED PORTIONS.



provided that neither party may terminate this Agreement under this sentence prior to the termination of the MSN Channel and Cross Promotion Agreement ("Channel Agreement") entered into of even date herewith.

         (b) In addition to any other rights and/or remedies that either party may have under the circumstances, all of which are expressly reserved, either party may terminate this Agreement immediately upon written notice at any time if the other party is in material breach of any material warranty, representation, term, condition or covenant of this Agreement and fails to cure that breach within five (5) days after written notice thereof, provided that if WebMD is the terminating party, such material breach must also be a material breach of the Channel Agreement and WebMD must also simultaneously terminate such Channel Agreement.

         (c)      Upon the termination of this Agreement, Company shall:

                  (i) promptly cease using the Product and return to Microsoft, or certify destruction of, all full or partial copies of the Product, Documentation and related materials provided by Microsoft;

                  (ii) notify end-users that the Company site is no longer utilizing the Microsoft Online ID authentication service; and

                  (iii) discontinue the use of all Core Profile information; provided that Company may continue to use the Core Profile information if Company continues to comply with the terms of Section 2.

         (d) In the event of termination or expiration of this Agreement for any reason each and every clause which by its nature is intended to survive the termination of this Agreement including, without limitation, Sections 7 through 12 shall survive termination. Neither party shall be liable to the other for damages of any sort resulting solely from terminating this Agreement in accordance with its terms.

8.       CONFIDENTIALITY

         (a) The Product, including its existence and features, are proprietary and confidential information to Microsoft and its suppliers. Company agrees not to disclose or provide the Product, Documentation, or any information relating to the Product (including the existence of the Product, features, or the results of use or testing) to any third party (except as otherwise necessary to operate Company's Web site). If Microsoft and Company have entered into a Microsoft Non-Disclosure Agreement, Microsoft and Company agree that the terms of such agreement shall be deemed incorporated herein, and further, that all terms and conditions of this Agreement shall be deemed Confidential Information as defined therein. If Microsoft and Company have not entered into a Microsoft Non-Disclosure Agreement, then Company agrees that at all times during the term of this Agreement, and for five (5) years thereafter, Company will hold in strictest confidence, and will not use or disclose to any third party, any confidential information of Microsoft. The term "confidential information of Microsoft" shall mean all non-public information that Microsoft designates as being confidential, or which, under the circumstances of disclosure ought to be treated as confidential. "Confidential information of Microsoft" includes, without limitation, the terms and conditions of this Agreement, information relating to released or unreleased Microsoft software or hardware products, marketing or promotion of any Microsoft product, business policies or practices of Microsoft, customers or suppliers of Microsoft, or information received from others that Microsoft is obligated to treat as confidential. If Company has any questions as to what comprises such confidential information, Company agrees to consult with Microsoft. "Confidential information of Microsoft" shall not include information that was known to Company prior to Microsoft's disclosure to Company, or information that becomes publicly available through no fault of Company.

         (b) Unless Company receives prior written authorization from MS, Company may disclose the Product only to its employees or sub-contractors who have a need to know in order to assist in Company's testing and evaluation of the Product, provided that: (1) such employee's or sub-contractor's use of the Product takes place solely at the location where Company's CPUs reside; and (2) Company has executed appropriate written agreements with such employees and sub-contractors sufficient to enable it to comply with the terms of this Agreement. Upon Microsoft's request, Company shall provide to Microsoft a list of all employees and sub-contractors granted access to the Product hereunder.


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THE OMITTED PORTIONS.



9.       PRESS RELEASES/MARKETING PARTICIPATION.

         (a) Microsoft will issue an initial press release relating to the establishment of the Microsoft Online ID Evaluation Program, which will describe the relationship between Microsoft and the third parties participating in the program, including Company. Company may be provided with an opportunity to provide a quote and/or information to be included in such initial press release. Except as specified above, neither party will issue any press release or make any public announcement(s) relating in any way whatsoever to this Agreement or the relationship established by this Agreement without the express prior written consent of the other party, which consent shall not be unreasonably withheld, provided that Microsoft may make informational references to the Microsoft Online ID Evaluation Program and Company's participation in such program in other publicity and press releases without obtaining Company's consent.

         (b) Company agrees to participate in all marketing programs for the Microsoft Online ID program as reasonably requested by Microsoft. Microsoft shall be solely responsible for any and all costs associated with any marketing program for the Microsoft Online ID program which may be incurred by Company provided that such costs have been pre-approved in writing by Microsoft.

10.      DISCLAIMER OF WARRANTY

THE PRODUCT IS DEEMED ACCEPTED BY COMPANY. THE PRODUCT IS PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND. MICROSOFT FURTHER DISCLAIMS ALL WARRANTIES, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. THE ENTIRE RISK ARISING OUT OF THE USE OR PERFORMANCE OF THE PRODUCT AND DOCUMENTATION REMAINS WITH COMPANY.

IN NO EVENT SHALL MICROSOFT OR ITS SUPPLIERS BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, DIRECT, INDIRECT, SPECIAL, PUNITIVE, OR OTHER DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR OTHER PECUNIARY LOSS) ARISING OUT OF THE USE OF OR INABILITY TO USE THE PRODUCT OR DOCUMENTATION, EVEN IF MICROSOFT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11.      EXPORT RESTRICTIONS

Company acknowledges that the Product is subject to the export control laws and regulations of the U.S.A., and any amendments thereof. Company confirms that with respect to the Product it will not export or re-export them, directly or indirectly, either to (i) any countries that are subject to U.S.A. export restrictions, (ii) any end user who Company knows or has reason to know will utilize them in the design, development or production of nuclear, chemical or biological weapons; or (iii) any end user who has been prohibited from participating in the U.S.A. export transactions by any federal agency of the U.S.A. government. Company further acknowledges that the Product may include technical data subject to export and re-export restrictions imposed by U.S.A. law.

12.      GENERAL

         12.1 Independent Contractors. The parties are independent contractors with respect to each other, and nothing in this Agreement shall be construed as creating an employer-employee relationship, a partnership, agency relationship or a joint venture between the parties.

         12.2 Governing Law. This Agreement shall be governed by the laws of the State of New York as though entered into by New York residents and to be performed entirely within the State of New York. The parties consent to exclusive jurisdiction and venue in the state and federal courts sitting in New York. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.


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THE OMITTED PORTIONS.



         12.3 Assignment. This Agreement and any rights and/or obligations hereunder may be assigned by Microsoft but may not be assigned by Company without Microsoft's prior written approval. Any attempted assignment, sub-license, transfer, encumbrance or other disposal without such consent shall be void and shall constitute a material default and breach of this Agreement.

         12.4 Construction. In the event that any provision of this Agreement conflicts with governing law or if any provision is held to be null, void or otherwise ineffective or invalid by a court of competent jurisdiction,
(i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party. The section headings used in this Agreement are intended for convenience only and shall not be deemed to affect in any manner the meaning or intent of this Agreement or any provision hereof.

         12.5 Notices. All notices and requests in connection with this Agreement shall be given in writing and shall be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested, and addressed as follows:

                           To Company:                        To Microsoft:

                           WebMD, Inc.                        Microsoft Corporation
                           3399 Peachtree Road NE             One Microsoft Way
                           Atlanta, Georgia 30326             Redmond, WA  98052-6399
                                                                     Attn: Product Manager - Web Essentials
                           Phone: (404) 479-7600              Phone: 425-882-8080
                           Fax:   (404) 479-7603              Fax:   425-936-7329

                           Attention General Counsel          Copy to:
                                                                     Law & Corporate Affairs, US Legal
                                                                     Fax:   (425) 936-7409

or to such other address as a party may designate pursuant to this notice provision.

         12.6 Entire Agreement. This Agreement does not constitute an offer by Microsoft and it shall not be effective until signed by both parties. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or communications. This Agreement shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Company and Microsoft by their respective duly authorized representatives. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

The parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

MICROSOFT CORPORATION                           WEBMD, INC.

/s/ Laura Jennings                              /s/ W. Michael Heekin


By                                              By
   Laura Jennings                                  W. Michael Heekin
Name (Print)                                    Name (Print)


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Title Vice President                Title Executive Vice President and Secretary

Date  6/4/99                        Date 5/10/99


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Exhibit F
MCS Agreement and Work Order



MICROSOFT MASTER CONSULTING SERVICES AGREEMENT

This Microsoft Master Consulting Services Agreement ("Agreement") is made as of the Effective Date indicated below by and between Microsoft Corporation, a Washington corporation, and WebMD, Inc., a Georgia, corporation ("Customer").

This Agreement sets forth the general terms and conditions under which Microsoft Corporation, either on its own behalf or through one or more divisions or, for services to be provided outside of the United States, subsidiaries (collectively, "Microsoft"), will provide consulting services to Customer and its Affiliates. Microsoft agrees that any of Customer's Affiliates shall have the right (but not the obligation) to submit Work Orders to Microsoft under the terms and conditions of this Agreement. All references to "Customer" in this Agreement shall be deemed to include the Affiliate placing the Work Order. Such Work Orders shall be subject to the terms and conditions of this Agreement and as to such Work Orders, the Affiliate becomes "Customer" hereunder. "Affiliate" means any person, partnership, joint venture, corporation or other form of enterprise, domestic or foreign, including, but not limited to, subsidiaries, which directly or indirectly Control, are Controlled by, or are under common Control with Customer. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and operating policies of the entity in respect of which the determination is being made, through the ownership of more than fifty percent (50%) of its voting or equity securities, contract, voting trust or otherwise.

1.       CONSULTING SERVICES AND FEES.

         a. Microsoft, through its Microsoft Consulting Services division ("MCS"), shall perform the consulting services for Customer specified in work orders (each a "Work Order") that may be entered into pursuant to this Agreement from time to time ("Services"). Neither Microsoft nor Customer shall be obligated to enter into any Work Order.

         b. Customer shall pay Microsoft the fees identified on each Work Order for Services rendered, and the reasonable out-of-pocket travel and living expenses incurred by MCS consultants during performance of a Work Order. Payment shall be made to Microsoft within thirty (30) days of the date of Microsoft's invoice. Microsoft shall not change its fees during the term of a Work Order, unless otherwise agreed by Microsoft and Customer, but may adjust fees prior to entering any new Work Order. Microsoft's fees do not include any taxes, duties, tariffs or other governmental charges or expenses imposed in connection with this Agreement (including, without limitation, any value added taxes), and such taxes shall be billed to and paid by Customer. Microsoft shall be responsible for all taxes based upon its personal property ownership and net income. A finance charge of one and one-half percent (1.5%) per month or the highest amount allowed by law, whichever is less, will be assessed on all payments that are past due. Any amount outstanding for more than sixty (60) days after the date of invoice shall constitute a material breach on the part of Customer.

2. RIGHTS IN PROGRAMS AND DATA. The rights in programs and data shall be specified in each Work Order.

3.       CONFIDENTIALITY.

         a. Confidential Information. Except as otherwise specified herein, Microsoft and Customer each expressly undertake to retain in confidence all information transmitted to it by the other party pursuant to this Agreement that the disclosing party identifies as being proprietary and/or confidential or that, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential ("Confidential Information"), and will make no use of such Confidential Information except under the terms and during the existence of this Agreement. Information disclosed by Microsoft, in any form, regarding pre-release


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products, access numbers and passwords provided to Customer by Microsoft, shall be Microsoft Confidential Information. Microsoft and Customer shall treat the terms and conditions of this Agreement as confidential; however, either party may disclose such information in confidence to its immediate legal and financial consultants as required in the ordinary course of that party's business. The receiving party's obligation hereunder shall extend for five (5) years following the disclosure of the Confidential Information. Customer shall cause its Affiliates to retain Microsoft Confidential Information in accordance with the terms of this Section 3.

         b. Exclusions. Confidential Information shall not include any information that: (i) is at the time of disclosure or subsequently becomes publicly available without the receiving party's breach of any obligations owed the disclosing party; (ii) became known to the receiving party prior to the disclosing party's disclosure of such information to the receiving party; (iii) became known to the receiving party from a source other than the disclosing party other than by the breach of an obligation of confidentiality owed to the disclosing party; or (iv) is independently developed by the receiving party.

         c. Independent Development; Residuals. The terms of confidentiality under this Agreement shall not be construed to limit Microsoft's or Customer's right to independently develop or acquire products without use of the other party's Confidential Information. Further, Microsoft or Customer shall be free to use for any purpose the residuals resulting from access to or work with such Confidential Information, provided that such party shall maintain the confidentiality of the Confidential Information as provided herein. The term "residuals" means technical information related to computer software technology in non-tangible form, which may be retained by persons who have had access to the Confidential Information, including ideas, concepts, know-how or techniques contained therein. Neither Microsoft nor Customer shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. However, the foregoing shall not be deemed to grant to either Microsoft or Customer a license under the other party's copyrights or patents.

         d. Customer Information. Customer grants to Microsoft the right to use technical information for problem resolution, internal troubleshooting, product functionality enhancements and fixes, and Knowledge Base articles. Microsoft will not identify Customer or publish any of Customer's Confidential Information in any Knowledge Base article.

4. LIMITED WARRANTIES. Microsoft warrants that the Consulting Services will be performed using generally accepted industry standards and practices.

5. LIMITATION OF WARRANTIES. THE LIMITED WARRANTIES SET FORTH ABOVE ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE WITH RESPECT TO THE SERVICES OR PRODUCTS PROVIDED UNDER THIS AGREEMENT, THE PERFORMANCE OF MATERIALS OR PROCESSES DEVELOPED OR PROVIDED UNDER THIS AGREEMENT, OR AS TO THE RESULTS WHICH MAY BE OBTAINED THEREFROM, AND ALL IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT. MICROSOFT SHALL NOT BE LIABLE FOR ANY SERVICES OR PRODUCTS PROVIDED BY THIRD PARTY VENDORS, DEVELOPERS OR CONSULTANTS IDENTIFIED OR REFERRED TO COMPANY BY MICROSOFT UNLESS SUCH THIRD PARTY SERVICES ARE PROVIDED UNDER WRITTEN AGREEMENT WITH MICROSOFT.

6.       LIMITATION OF LIABILITY.

         a. Limitation. Microsoft' total liability under this Agreement shall be limited to the total amount actually paid by Customer to Microsoft under the applicable Work Order.

         b. Exclusion of Certain Damages. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL MICROSOFT, MICROSOFT SUBSIDIARIES OR THEIR RESPECTIVE SUPPLIERS BE LIABLE TO COMPANY FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL, OR PUNITIVE DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION OR OTHER PECUNIARY
LOSS)


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THE OMITTED PORTIONS.



REGARDLESS OF WHETHER SUCH LIABILITY IS BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, BREACH OF WARRANTIES, FAILURE OF ESSENTIAL PURPOSE OR OTHERWISE AND EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7.       TERM AND TERMINATION.

         a. Term. This Agreement shall remain in effect until terminated by either Microsoft or Customer as provided herein; provided that neither party may terminate this Agreement prior to the termination of the MSN Channel and Cross Promotion Agreement entered into of even date herewith. The term of any Work Order shall be as provided therein; provided that neither party may terminate any incomplete Work Order prior to the termination of the MSN Channel and Cross Promotion Agreement ("Channel Agreement") entered into of even date herewith. Termination of this Agreement shall terminate all outstanding Work Orders between Microsoft and Customer.

         b. Termination. Subject to Section 7(a) above, Customer may terminate this Agreement or any Work Order without cause by giving Microsoft thirty (30) days written notice. Either Microsoft or Customer may terminate this Agreement or any Work Order if the other party is in material breach or default of any obligation hereunder, which breach or default is not cured within thirty (30) days notice of such breach, provided that such material breach or default is also a material breach or default of the Channel Agreement and the terminating party simultaneously terminates such agreement. Customer shall pay all fees to Microsoft for Services performed and expenses incurred which have accrued through the date of termination.

         c.       Survival. Sections 1(b), 2, 3, 4, 5, 6, 7(b), 7(c), 8, and 10
of this Agreement and any provisions specified as surviving in a Work Order shall survive any termination of this Agreement and termination or expiration of any Work Order.

8. NOTICES. All notices, authorizations, and requests in connection with this Agreement shall be deemed given on the day they are (i) deposited in the mails, postage prepaid, certified or registered, return receipt requested; or
(ii) sent by air express courier (e.g., DHL, Federal Express or Airborne), charges prepaid, return receipt requested; and addressed as follows:

- ---------------------------------------------------------------------------------------------------
To Customer:                                                     To Microsoft:
WebMD Inc.                                                       Microsoft Corporation
400 The Lenox Building                                           One Microsoft Way
3399 Peachtree Road NE                                           Redmond, WA  98052-6399
Atlanta, Georgia 30326
Attention:        General Counsel                                Phone:   425-882-8080
Phone:   404-479-7600                                            Fax:   425-936-7329
Fax:     404-479-7603
                                                                 cc:      Law and Corporate Affairs
                                                                          One Microsoft Way
                                                                          Redmond, WA  98052-6399
- ---------------------------------------------------------------------------------------------------

9. INSURANCE. At all times when Microsoft will be performing Services on Customer's premises pursuant to this Agreement, Microsoft will procure and maintain the following insurance coverage:

         a. Commercial General Liability covering bodily injury and property damage liability with a limit of not less than $1,000,000 each occurrence;

         b. Workers' Compensation (or maintenance of a legally permitted and governmentally-approved program of self-insurance) covering Microsoft employees pursuant to applicable state workers' compensation laws for work-related injuries suffered by employees of Microsoft;

         c. Employer's Liability with limits of not less than $1,000,000 each accident; and


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         d.       Software Errors and Omissions Liability covering damages
arising out of negligent acts, errors, or omissions committed by Microsoft or its employees in the performance of this Agreement, with a limit of liability of not less than $2,000,000 each claim.

Microsoft will provide Customer with certificates of insurance evidencing this coverage on request.

10.      MISCELLANEOUS.

         a. No Assignment. This Agreement and any rights or obligations hereunder shall not be assigned by contract or by operation of law without the prior written agreement of the other party. Microsoft may use subcontractors to deliver the Services, provided that Microsoft shall remain liable to Customer, in accordance with this Agreement, for all Services provided to Customer. The Services are provided solely for the benefit of Customer and its Affiliates, as applicable.

         b. Applicable Law. This Agreement shall be governed by the laws of the State of New York, and the parties further consent to the exclusive jurisdiction by the state and federal courts sitting in the State of New York. Any action of any kind by any party against another party arising as a result of this Agreement must be commenced within two (2) years from the date the right, claim, demand, or cause of action shall first accrue.

         c. Entire Agreement. This Agreement and the Work Orders constitute the entire agreement between Microsoft and Customer, and merge all prior and contemporaneous communications, with respect to the Services provided hereunder. The terms on any purchase order or other form submitted by Customer shall not apply to this Agreement or any of the Services. This Agreement can be modified only by later written agreement signed by both Microsoft and Customer. In the event of a conflict between this Agreement and any Work Order, the terms of this Agreement shall control.

         d. Compliance with Laws. Microsoft and Customer shall comply with all applicable laws and regulations with respect to this Agreement. Customer acknowledges that the Services and the related software and other materials are subject to United States export control laws and regulations, and Customer confirms that it will not export or re-export them, directly or indirectly, either to (i) any countries that are subject to U.S. export restrictions (currently including, but not necessarily limited to, Cuba, Iran, Iraq, Libya, North Korea, Syria and Sudan), or to any national of any such country, wherever located, who intends to transmit or transport the services or materials back to such country; or (ii) any end-user whom Customer knows or has reason to know will utilize them in the design, development or production of nuclear, chemical or biological weapons, or (iii) any end-user who has been prohibited from participating in U.S. export transactions by any federal agency of the U.S. Government.

         e. Severability/Waiver. If a court holds that any provision of this Agreement to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect. No waiver of any breach of this Agreement shall be a waiver of any other breach, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

         f. Independent Contractor. Microsoft shall act at all times as an independent contractor, and shall be responsible for any and all social security, unemployment, workers' compensation and other withholding taxes for any and all of its employees.

         g. Cost or Pricing Data. Microsoft will not, under any circumstances, be obligated to perform Services that would require the submission of cost or pricing data (as defined by U.S. Government regulations) or be obligated to provide such data.

         h. Force Majeure. Except for Customer's obligation to pay for services already performed by Microsoft, if either party is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of fire, flood, storm, strike, lockout or other labor trouble, riot, war, rebellion, accident or other acts of God, then upon written notice to the other party, the requirements of this Agreement, or the affected


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provisions hereof to the extent affected, shall be suspended during the period of such disability. During such period, the party not prevented from complying as aforesaid may seek to have its needs (which would otherwise be met


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hereunder) met by or through others without liability hereunder. The party prevented from complying shall make all reasonable efforts to remove such disability within thirty (30) days of giving such notice.

         i. English Language Governs. The parties have requested that this Agreement be drawn up in English; les parties ont exiges que cette entente soit redigee en anglais.

IN WITNESS WHEREOF, the parties have agreed to the terms and conditions of this Agreement as of the Effective Date indicated below.


MICROSOFT CORPORATION

By:  /s/ Laura Jennings
   -------------------------------------------------------------
Print Name:  Laura Jennings
           -----------------------------------------------------
Title:  Vice President
      ----------------------------------------------------------
Date:   6/4/99
     -----------------------------------------------------------


WEBMD INC.

By: /s/ W. Michael Heekin
   -------------------------------------------------------------
Print Name: W. Michael Heekin
           -----------------------------------------------------
Title: Executive Vice President
      ----------------------------------------------------------
Date:  5/9/99
     -----------------------------------------------------------


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THE OMITTED PORTIONS.



MICROSOFT CONSULTING SERVICES
MASTER SERVICE AGREEMENT
WORK ORDER NO.  - (MCS Health Care Practice)


This Work Order is made pursuant to the Microsoft Master Consulting Services
Agreement (the "Agreement") effective on     , by and between WebMD ("Customer")
and Microsoft Corporation ("Microsoft") and is incorporated therein by reference. Capitalized terms not otherwise defined have the meanings provided in the Agreement.

1. Services. MCS shall perform the services identified below for Customer. Dates provided herein are estimates only. Services shall not include development of, and Microsoft shall not deliver, any software, computer program or code under this Work Order.

MCS shall perform the services as described in Section 4.2 of the MSN Channel and Cross Promotion Agreement ("Promotion Agreement") between the parties dated as of even date herewith, including specifically the architectural review phase of the current WebMD technical platform in order to develop the vision and scope of the Transition Schedule Work Order to be executed by the parties and the implementation of the Microsoft technology, including the Microsoft Technology Platform, phase. WebMD shall ensure both under this work order and under the Transition Schedule Work Order: 1) that adequate WebMD technical resources are assigned to the migration effort; 2) that a core WebMD technical team is adequately training on NT and Internet Information Server; 3) that a WebMD operations team is available to assume responsibility for the operations and management of the production site; 4) that WebMD assigns a key manager to act as the MCS contact for the project; 5) that WebMD provides MCS with access to the source code and design documentation to the existing site and applications; 6) that WebMD provides for all hardware and software necessary to support the production environment; and 7) that Web MD will contract with Microsoft Premier Support Services for technical product support.

The dates set out in Section 4.2 of the Promotion Agreement by which each party must complete a task shall be met by such party as part of this Work Order.

The parties agree that the estimated time to complete the architectural review contemplated hereunder is 160 hours. The product of the architectural review shall be at a minimum the Transition Schedule and the Transition Schedule Work Order.

The parties shall complete the tasks specified in Section 2.5 of the meet the dates specified in the Promotion Agreement.

2. Rates. The hourly rates shown below shall be applicable to this Work Order. Any total fee stated herein is an estimate only. The total estimated fee for this project is $33,600, based on the estimated 160 hours of service in the 45 day time period, plus travel and expenses. Project expense will be charged to WebMD in addition to project fees.

Staff Level                                 Rate/hour
Enterprise Program Manager                  $210.00
Senior Consultant - Infrastructure          $210.00
Consultant - Infrastructure                 $180.00
Senior Consultant - Development             $210.00
Consultant - Development                    $180.00
Principal Consultant                        $250.00
Managing Consultant                         $250.00

Microsoft shall determine in its sole discretion what personnel is required to complete the work contemplated by this Work Order and may use third parties, as determined by MCS in its sole discretion, to complete any work.


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Microsoft shall invoice Customer monthly for services performed and expenses incurred during the previous period. Microsoft invoices for payment should be directed to Customer's representative for payment at the address shown below (Customer to provide).

      Contact: David Lubinski                                 Mailstop (if any):
      Address: 5080 Spectrum Drive, Suite 900E                Telephone: (972) 716-2629
      City: Addison                                           Fax: (972) 233-7280
      State: TX                           Zip:75001           Email: davidlu@microsoft.com

Purchase Order No. (if any):

3. Commencement Date. Services under this Work Order will begin on the date that is within 45 days of the Effective Date of the Promotion Agreement. The Expiration Date of this Work Order is upon completion of the work contemplated in this Work Order, which in no event shall be less than 360 days from the Effective Date, or such later date as the Work contemplated by this Work Order has been completed.

4. Ownership and License. The copyright in that specific set of tangible written materials developed by Microsoft at the specific direction of Customer and provided to Customer in the course of performance under this Work Order ("Materials") shall be owned by Customer, and Microsoft hereby assigns all right, title and interest in such copyright to Customer. Customer agrees to use Materials only for Customer's internal business purposes and not for resale or distribution outside of Customer. Notwithstanding the above, the parties agree that Microsoft reserves the right to use for any purpose subsets or modules of the Materials which by themselves provide generic technical information not unique to Customer's business. Customer may sublicense the rights granted hereunder to its affiliates (i.e., any entity controlling, controlled by, or under common control with, Customer). All rights not expressly granted, are reserved.

THEREFORE, the parties have executed this Work Order in duplicate originals.

MICROSOFT CORPORATION               WebMD, Inc. INC.




By /S/ Laura Jennings               By /s/ W. Michael Heekin

Name (Print) Laura Jennings                     Name (Print) W. Michael Heekin

Title Vice President                Title Executive Vice President and Secretary

Date 6/9/99                         Date 5/10/99



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Exhibit G
Use Specifications for the MSN Logos

WebMD may use the MSN Logos solely in the Network Frameworks header and footer as approved in advance by Microsoft, only on the WebMD Site where the Health Channel appears.

WebMD's name, logo, or trademark must appear on any site where the MSN Logo is used, with wording such as "Content by WebMD" as provided in Section 2.2 of the Agreement, and WebMD's name, logo, or trademark must be at least as prominent as the MSN Logos.

The MSN Logos may not be used in any manner that expresses or might imply Microsoft's affiliation, sponsorship, endorsement, certification, or approval, other than as contemplated by the Agreement.

WebMD shall not use the MSN Logos in association with any third party trademarks in a manner that might suggest co-branding or otherwise create potential confusion as to source or sponsorship of the Health Channel or ownership of the MSN Logos.

The MSN Logos may not be included in any non-Microsoft trade name, business name, domain name, product or service name, logo, trade dress, design, slogan, or other trademark.

WebMD may use the MSN Logos only as provided by Microsoft electronically or in hard copy form. Except for size subject to the restrictions herein, the MSN Logos may not be altered in any manner, including proportions, colors, elements, etc., or animated, morphed, or otherwise distorted in perspective or dimensional appearance.

The MSN Logos may not be combined with any other symbols, including words, logos, icons, graphics, photos, slogans, numbers, or other design elements.

The MSN Logos (including but not limited to Microsoft's logos, logotypes, trade dress, and other elements of product packaging and web sites) may not be imitated in any WebMD materials.

The MSN Logos may not be used as a design feature in any materials.

The MSN Logos must stand alone. A minimum amount of empty space must surround each MSN Logo separating it from any other object, such as type, photography, borders, edges, and so on. The required area of empty space around the MSN Logos must be 1/2x, where x equals the height of the MSN Logo.

Each use of the MSN Logo must include the notice: "Microsoft and MSN are registered trademarks or trademarks of Microsoft Corporation in the United States and other countries and the MSN logo is used under license from owner".


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THE OMITTED PORTIONS.



Exhibit H

MICROSOFT CORPORATION NON-DISCLOSURE AGREEMENT
(STANDARD RECIPROCAL)


         THIS AGREEMENT (the "Agreement") is made between MICROSOFT CORPORATION, a Washington corporation, and WebMD INC. ("COMPANY") and entered into this 10th day of February, 1999.


         In consideration of the mutual promises and covenants contained in this Agreement, the mutual disclosure of confidential information to each other, the parties hereto agree as follows:

1.       Confidential Information and Confidential Materials

         (a) "Confidential Information" means nonpublic information that Disclosing Party designates as being confidential or which, under the circumstances surrounding disclosure ought to be treated as confidential. "Confidential Information" includes, without limitation, information relating to released or unreleased Disclosing Party software or hardware products, the marketing or promotion of any Disclosing Party product, Disclosing Party's business policies or practices, and information received from others that Disclosing Party is obligated to treat as confidential. Confidential Information disclosed to Receiving Party by any Disclosing Party Subsidiary and/or agents is covered by this Agreement.

         (b) Confidential Information shall not include any information that: (i) is or subsequently becomes publicly available without Receiving Party's breach of any obligation owed Disclosing Party; (ii) became known to Receiving Party prior to Disclosing Party's disclosure of such information to Receiving Party; (iii) became known to Receiving Party from a source other than Disclosing Party other than by the breach of an obligation of confidentiality owed to Disclosing Party; or (iv) is independently developed by Receiving Party.

         (c) "Confidential Materials" shall mean all tangible materials containing Confidential Information, including without limitation written or printed documents and computer disks or tapes, whether machine or user readable.

2.       Restrictions

         (a) Receiving Party shall not disclose any Confidential Information to third parties for five (5) years following the date of its disclosure by Disclosing Party to Receiving Party, except to Receiving Party's consultants as provided below. However, Receiving Party may disclose Confidential Information in accordance with judicial or other governmental order, provided Receiving Party shall give Disclosing Party reasonable notice prior to such disclosure and shall comply with any applicable protective order or equivalent.

         (b) Receiving Party shall take reasonable security precautions, at least as great as the precautions it takes to protect its own confidential information, to keep confidential the Confidential Information. Receiving Party may disclose Confidential Information or Confidential Material only to Receiving Party's employees or consultants on a need-to-know basis. Receiving Party will have executed or shall execute appropriate written agreements with its employees and consultants sufficient to enable it to comply with all the provisions of this Agreement.

         (c) Confidential Information and Confidential Materials may be disclosed, reproduced, summarized or distributed only in pursuance of Receiving Party's business relationship with Disclosing Party, and only as otherwise provided hereunder. Receiving Party agrees to segregate all such Confidential Materials from the confidential materials of others in order to prevent commingling.

         (d) Receiving Party may not reverse engineer, decompile or disassemble any software disclosed to Receiving Party.

3.       Rights and Remedies


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THE OMITTED PORTIONS.



         (a) Receiving Party shall notify Disclosing Party immediately upon discovery of any unauthorized use or disclosure of Confidential Information and/or Confidential Materials, or any other breach of this Agreement by Receiving Party, and will cooperate with Disclosing Party in every reasonable way to help Disclosing Party regain possession of the Confidential Information and/or Confidential Materials and prevent its further unauthorized use.

         (b) Receiving Party shall return all originals, copies, reproductions and summaries of Confidential Information or Confidential Materials at Disclosing Party's request, or at Disclosing Party's option, certify destruction of the same.

         (c) Receiving Party acknowledges that monetary damages may not be a sufficient remedy for unauthorized disclosure of Confidential Information and that Disclosing Party shall be entitled, without waiving any other rights or remedies, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

         (d) Disclosing Party may visit Receiving Party's premises, with reasonable prior notice and during normal business hours, to review Receiving Party's compliance with the terms of this Agreement.

4.       Miscellaneous

         (a) All Confidential Information and Confidential Materials are and shall remain the property of Disclosing Party. By disclosing information to Receiving Party, Disclosing Party does not grant any express or implied right to Receiving Party to or under Disclosing Party patents, copyrights, trademarks, or trade secret information.

         (b) If either party provides pre-release software as Confidential Information or Confidential Materials under this Agreement, such pre-release software is provided "as is" without warranty of any kind. Receiving Party agrees that neither Disclosing Party nor its suppliers shall be liable for any damages whatsoever relating to Receiving Party's use of such pre-release software.

         (c) Any software and documentation provided under this Agreement is provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of The Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software -- Restricted Rights at 48 CFR 52.227-19, as applicable. Manufacturer is Microsoft Corporation/One Microsoft Way/Redmond, WA 98052-6399.

         (d) Both parties agree that they do not intend nor will they, directly or indirectly, export or re-export (i) any Confidential Information or Confidential Materials, or (ii) any product (or any part thereof), process or service that is the direct product of the Confidential Information or Materials to (A) any country that is subject to U.S. export restrictions (currently including, but not necessarily limited to, Iran, Iraq, Syria, Cuba, North Korea, Libya, and Sudan), or to any national of any such country, wherever located, who intends to transmit or transport the products back to such country; (B) to any end-user who either party knows or has reason to know will utilize them in the design, development or production of nuclear, chemical or biological weapons; or (C) to any end-user who has been prohibited from participating in U.S. export transactions by any federal agency of the U.S. government.

         (e) The terms of confidentiality under this Agreement shall not be construed to limit either party's right to independently develop or acquire products without use of the other party's Confidential Information. Further, either party shall be free to use for any purpose the residuals resulting from access to or work with such Confidential Information, provided that such party shall maintain the confidentiality of the Confidential Information as provided herein. The term "residuals" means information in non-tangible form, which may be retained by persons who have had access to the Confidential Information, including ideas, concepts, know-how or techniques contained therein. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. However, the foregoing shall not be deemed to grant to either party a license under the other party's copyrights or patents.

         (f) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed by both parties. None of the provisions of this Agreement shall be deemed to have been waived by any act or acquiescence on the part of Disclosing Party, its agents, or employees, but only by an instrument in writing signed by an authorized officer of Disclosing


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[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



Party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision(s) or of the same provision on another occasion.


                                      68
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[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



         (g) If either party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees. This Agreement shall be construed and controlled by the laws of the State of Washington, and both parties further consent to jurisdiction by the state and federal courts sitting in the State of Washington. Process may be served on either party by U.S. Mail, postage prepaid, certified or registered, return receipt requested, or by such other method as is authorized by the Washington Long Arm Statute.

         (h) Subject to the limitations set forth in this Agreement, this Agreement will inure to the benefit of and be binding upon the parties, their successors and assigns.

         (i) If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

         (j) All obligations created by this Agreement shall survive change or termination of the parties' business relationship.

5.       Suggestions and Feedback

Either party may from time to time provide suggestions, comments or other feedback to the other party with respect to Confidential Information provided originally by the other party (hereinafter "Feedback"). Both parties agree that all Feedback is and shall be entirely voluntary and shall not, absent separate agreement, create any confidentiality obligation for the Receiving Party. However, the Receiving Party shall not disclose the source of any feedback without the providing party's consent. Feedback shall be clearly designated as such and, except as otherwise provided herein, each party shall be free to disclose and use such Feedback as it sees fit, entirely without obligation of any kind to the other party. The foregoing shall not, however, affect either party's obligations hereunder with respect to Confidential Information of the other party.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

COMPANY: WebMD, Inc.                               MICROSOFT CORPORATION

Address:                                           By: /s/ Laura Jennings
                                                   Name: Laura Jenning
By: /s/ W. Michael Heekin                          Title: Vice President
Name:  W. Michael Heekin                           Date: 6/4/99
Title:  Executive Vice President and Secretary     MS Contact:
Date:  5/10/99


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[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



Exhibit I
WebMD Logos

[GRAPHIC OMITTED]

Graphic shows screenshot from WebMD's web site, including WebMD's logo.


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[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



Exhibit J-1
Medical Professionals Section List #1


*


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[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



Exhibit J-2
Medical Professionals Section List #2


*


                                      72